Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

CHINA FINANCE ONLINE CO. LIMITED

(Exact name of registrant as specified in its charter)

Hong Kong Special Administrative Region,
The People’s Republic of China	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ying Zhu, Chief Financial Officer

Telephone: + (86 10) 83363000

Email: ir@jrj.com

Facsimile: + (86 10) 83363188

17th Floor of Fuzhuo Plaza A,

No. 28 Xuanwai Street, Xicheng District,

Beijing, China 100052

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mr. James Chen

25 E Cheryl Road

Pine Brook, NJ 07058

United States

(973) 808-8983

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Andrew D. Hudders, Esq.
Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue
New York, New York 10017
(212) 907-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box, ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐		Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (6)
Ordinary Shares, no par value (3)	—	—	—
Warrants(4)	—	—	—
Units(5)	—	—	—
Total Paid Herewith	$20,000,000	$20,000,000	$$2,182.00

(1)	There are being registered hereunder an indeterminate number of ordinary shares, an indeterminate number of warrants to purchase ordinary shares, and an indeterminate number of units of ordinary shares and warrants as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $20,000,000.

(2)	We have estimated the amount to be registered and the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The amount to be registered and the proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, (the “Securities Act”).

(3)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of the securities issued directly hereunder. American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares registered hereby will be included in a separate registration statement, at the time of sale, on Form F-6. Each American Depositary Share represents 50 Ordinary Shares.

(4)	Includes warrants to purchase ordinary shares, warrants to purchase units, and warrants to purchase debt securities.

(5)	Will represent an interest in any combination of ordinary shares or warrants, which may or may not be separable from one another.

(6)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2021

PROSPECTUS

$20,000,000

CHINA FINANCE ONLINE CO. LIMITED

Ordinary Shares

Warrants

Units

This prospectus relates to ordinary shares, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $20,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our American depositary shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “JRJC.” On September 28, 2021, the last reported sale price of our American depositary shares (“ADS”) on Nasdaq was US$5.02 per ADS. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See the section “Risk Factors” of this prospectus and in any prospectus supplement before you make your investment decision.

We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares offered in this prospectus are shares of our Hong Kong holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “Corporate Structure” on page 53. See also “Risk Factors - Risks Related to our VIE Agreements” and “Risk Factors - Risks Related to our Corporate Structure” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2021.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“we,” “us,” “our company,” “the company,” “our” or “China Finance” refers to China Finance Online Co. Ltd, a Hong Kong company, its predecessor entities and its wholly and partially owned subsidiaries;

all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “RMB” refer to the legal currency of the Peoples’ Republic of China; and

“shares” or “ordinary shares” refers to the authorized ordinary shares of China Finance, with no par value.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell our ordinary shares, debt securities, warrants to acquire ordinary shares or units, and units comprising a combination of any of the foregoing from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.chinafinanceonline.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

●	our Annual Report on Form 20-F for the fiscal year ended December, 31, 2020, filed with the SEC on May 17, 2020;

●	our Reports on Form 6-K filed with the SEC on May 25, 2021, May 28, 2021, June 1, 2021, July 1, 2021, July 9, 2021, August 13, 2021, August 16, 2021, August 27, 2021 and September 14, 2021; and

●

with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

●	The description of our ordinary shares contained in the Registration Statement on Form 8-A12G, filed with the SEC on October 4, 2004, including any further amendment or report filed hereafter for the purpose of updating such description.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies in writing to us to the attention of: Ying Zhu, Chief Financial Officer, Email: ir@jrj.com, Facsimile: + (86 10) 83363188, 17th Floor of Fuzhuo Plaza A, No. 28 Xuanwai Street, Xicheng District, Beijing, China 100052.

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FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering. We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2020 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Below are risk factors that relate to our business structure, which should be carefully reviewed before making an investment in the securities that may be offered. Of particular note, investors should understand the following:

a) you are buying shares in a company formed under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, with our primary operations in Hong Kong and in the Peoples Republic of China. We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements.

b) the Company and investors, in respect of the portion of our business operating in the PRC, face uncertainty about future actions by the government of the PRC that could significantly limit and adversely affect the Company’s financial performance and the enforceability of the contractual arrangements of the VIEs;

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c) the Company has filed its annual report on Form 20-F and a Form 6-K report, detailing the financial aspects of the VIEs;

d) because the Company is a Hong Kong company, with substantive operations in Hong Kong, the Company was not required to apply for approval from the government of the PRC to be listed on a United States stock exchange; and

e) the United States Holding Foreign Companies Accountable Act, which requires that the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of the operating company in the future if the PCAOB is unable to inspect the firm.

Risks relating to our corporate structure

We primarily rely on contractual arrangements with our significant PRC-incorporated affiliates and their shareholders to maintain control over our China operations indirectly. If the affiliates fail to perform their obligations under these contractual arrangements or PRC laws impair the enforceability of these contracts, our business, financial condition and results of operations may be materially and adversely affected.

Because PRC regulations restrict our ability to provide Internet content directly in China, we rely on contractual arrangements, or VIE agreements, with our significant PRC-incorporated affiliates and their shareholders for the operation of our businesses. We have no direct equity ownership interest in these onshore affiliates. These contractual arrangements may not be as effective in providing control over these entities as direct ownership. For example, these entities could fail to take actions required for our business or fail to perform its obligations under these contractual arrangements.

The VIE agreements are governed by PRC law. In the event any of these significant PRC affiliates fails to perform its obligations under these contractual arrangements, we may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot be sure would be effective. The uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, our business, financial condition and results of operations could be materially and adversely affected.

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The VIE agreements we entered into include share pledge agreements. We have registered the pledges of equity interests by nominee shareholders of some of our consolidated affiliated entities. The nominee shareholders of each of our consolidated affiliated entities have pledged all of their equity interests in the relevant consolidated affiliated entities to our subsidiaries. An equity pledge agreement becomes effective among the parties upon execution, but according to the PRC Property Rights Law, an equity pledge is not perfected as a security property right unless it is registered with the relevant local administration for industry and commerce. There is no assurance that we can have these equity pledges registered successfully. Prior to the completion of the registration, we may not be able to successfully enforce the equity pledge against any third parties who have acquired property right interests in good faith in the equity interests in the relevant consolidated affiliated entity.

For the years ended December 31, 2020 and 2019, 64.2% and 49.3% of our revenue were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 20.1% and 55.7% of our net loss were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 75.0% and 58.5% of our total assets were from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 31.6% and 24.1% of our total liabilities were from our VIEs, respectively. If the PRC government finds that the agreements that establish the structure for operating our online financial data and information services and securities investment advisory services no longer comply with PRC government restrictions on foreign investment in the Internet content services industry, we could be subject to severe penalties.

PRC regulations currently limit foreign ownership of companies that provide Internet content services, which include operating financial data and information services through the Internet, to be no more than 50%. Accordingly, foreign and wholly foreign-owned enterprises are currently not able to apply for the required licenses for operating such services in China.

We are a foreign enterprise and each of our PRC significant subsidiaries; China Finance Online (Beijing) Co., Ltd. or “CFO Beijing”, Fortune Software (Beijing) Co., Ltd. or “CFO Software”, CFO Genius and Zhengning Information & Technology (Shanghai) Co., Ltd., or CFO Zhengning, accordingly, neither we, nor any of these significant subsidiaries is eligible to apply for licenses to operate our website. In order to comply with foreign ownership restrictions, we operated our website in China through Beijing Fuhua Innovation Technology Development Co., Ltd. or “CFO Fuhua”, which holds the licenses required to be an Internet information content provider under the relevant PRC laws. Zhiwei Zhao and Jun Wang hold 45% and 55% of the equity interests in CFO Fuhua, respectively. We are expected to continue to be dependent on CFO Fuhua to host www.jrj.com. We have entered into VIE agreement with CFO Fuhua, its shareholders to maintain substantial control over CFO Fuhua. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. And VIE agreements have been under increasing scrutiny by the relevant government authorizes in recent years. Accordingly, we cannot assure investors that the PRC regulatory authorities will ultimately take a view that our arrangements with CFO Fuhua comply with PRC law.

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Although we believe we comply with current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining penalties for violations of laws and regulations. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our websites, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. Any of these or similar occurrences could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of any of our consolidated affiliated entities that most significantly impact its economic performance, and/or our failure to receive the economic benefits from any of our consolidated affiliated entities, we may not be able to consolidate the entity in our consolidated financial statements in accordance with U.S. GAAP.

VIE agreements that we have entered into with our PRC affiliates may be subject to scrutiny by the PRC tax authorities and a finding that we or our PRC affiliates owe additional taxes could substantially reduce our consolidated net income.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our PRC-incorporated subsidiaries and PRC-incorporated affiliates do not represent an arm’s length price and adjust the income of our PRC-incorporated subsidiaries or that of our PRC-incorporated affiliates in the form of transfer pricing adjustments. Transfer pricing adjustments could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our PRC incorporated subsidiaries or affiliates, which could in turn increase their respective tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on our PRC-incorporated subsidiaries or affiliates for underpayment of taxes. Our consolidated net income may be materially and adversely affected if our PRC-incorporated subsidiaries or affiliates’ tax liabilities increase or if they are found to be subject to late payment fees or other penalties.

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Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, effective from January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. Article 41 of the Foreign Investment Law provides that the management for foreign investors who invest in such financial industries as banking, securities and insurance or manage any investment in such financial markets as securities market and foreign exchange market within the territory of China, where there are any other provisions in any other regulations published by China, such provisions shall prevail. Uncertainties exist in relation to its interpretation and implementation, and failure to take timely and appropriate measures to comply with the Foreign Investment Law and relevant rules could result in material and adverse effects on us. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to comply with any of these or similar regulations could materially and adversely affect our current VIE structure, corporate governance and business operations. On December 12, 2019, State Council promulgated the Implementation Rules of Foreign Investment Law, effective from January 1, 2020. Substantial uncertainties exist with respect to how the relevant government authorities would interpret and implement such rules in practice, and we may incur additional costs to comply with such rules.

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We rely principally on dividends and other distributions on equity paid by our wholly owned operating subsidiaries to fund any cash and financing requirements we may have.

We are a holding company, and our ability to pay dividends and other cash distributions to our shareholders, repay any debt we may incur and meet our other cash requirements depends solely on our ability to receive dividends and other distributions from our PRC subsidiaries and consolidated affiliated entities to our offshore affiliates and/or other contractual arrangements, more specifically:

(a)	Earnings of our PRC subsidiaries that we directly own and operate inside the PRC are transferred to us by means of dividend payments. The amount of dividends paid to us by our directly owned PRC subsidiaries depends mainly on the service fees paid to them from our consolidated affiliated entities.

(b)	Earnings of our PRC subsidiaries that we indirectly hold through an intermediary Hong Kong or British Virgin Islands company are transferred to us by means of dividend payments via such intermediary company. The transfer of dividend payments from such intermediary company to us is not subject to PRC taxation or other regulatory restrictions.

(c)	Earnings of the VIEs, which we exert control via VIE contracts including without limitation exclusive technology consulting and management service agreement, exclusive purchase right agreement, power of attorney and pledge agreement, are first transferred in full (pre-tax) to our wholly foreign owned enterprise via such contractual arrangements.

However, there are restrictions under PRC laws for the payment of dividends to us by our PRC subsidiaries. For example, if our PRC subsidiaries incur debt on its own behalf, the instruments governing the debt may restrict its ability to make payments or distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by the PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, the PRC subsidiaries are required to set aside at least 10% of its after-tax profits based on PRC accounting standards each year to fund a statutory reserve. This reserve is not distributable as dividends until the accumulated amount of such reserve has exceeded 50.0% of its registered capital. Consequently, each of our PRC subsidiaries is restricted in its ability to transfer a portion of its net assets to us or any of our other subsidiaries in the form of dividends, loans or advances. In addition, PRC tax authorities may require us to amend the VIE contractual arrangements that would materially and adversely affect the ability to pay dividends and other distributions to us. The foregoing restrictions on the ability of the PRC subsidiaries to pay dividends to us could materially and adversely limit our ability to pay dividends to holders of our ADSs.

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Risks relating to doing business in the People’s Republic of China

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The annual growth rate of China’s economy decreased from 6.6% in 2018 to 6.1% in 2019. In 2020, the annual growth rate of China’s economy further decreased to 2.3%, partly due to the impact of the COVID-19 pandemic. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for the Company’s services and may have materially adverse effects on our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. These actions, as well as future actions and policies of the PRC government, could materially affect the financial markets in China and our business and operations.

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The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Our significant PRC operating subsidiaries are enterprises incorporated in China and wholly owned by foreign investors and are subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements are constantly changing, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Internet, securities investment advisory and wealth management, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

The PRC government may prevent us from, and we may be subject to liability for, distributing content online that it believes to be inappropriate.

China has enacted laws and regulations governing Internet access and the distribution of news, information or other content, as well as products and services, through the Internet. In the past, the PRC government has stopped the distribution of information through the Internet that it believes violates PRC law. MIIT, the General Administration of Press and Publication, Radio, Film and Television, and the Ministry of Culture have promulgated regulations which prohibit information from being distributed through the Internet if it contains content that is found to, among other things, propagate obscenity, gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC, or compromise state security or secrets.

In addition, MIIT has published regulations that subject website operators to potential liability for content included on their websites and the actions of users and others using their systems, including liability for violations of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. The PRC’s Ministry of Public Security has the authority to order any local Internet service provider, or ISP, to block any Internet website maintained outside China at its sole discretion. Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The PRC’s State Secrecy Bureau, which is directly responsible for the protection of state secrets of the PRC government, is authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information.

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Article 34-40 of the Provisions on the Ecological Governance of Network Information Contents illustrate the legal liability where any producer of network information contents violates these provisions, which includes issue a warning, request corrections and restrict the engagement in network information services, etc.

Under applicable PRC regulations, we may be held liable and be subject to penalties for any content we offer or will offer through our website, including information posted on bulletin boards and online forums which we host and maintain on our website. Furthermore, we are required to delete any content we transmit through our website if such content clearly violates PRC laws, regulations, ordinance rules. Where any content is considered suspicious, we are required to report such content to PRC governmental authorities.

It may be difficult to determine the type of content that may result in liability for us. If any financial data and information services we offer through our website were deemed to have violated any of such content restrictions, we could be forced to discontinue such services and provision of financial data and be subject to penalties, including confiscation of income, fines, suspension of business and revocation of licenses for operating online financial data and information services, which would materially and adversely affect our business, financial condition and results of operations. Moreover, if any information posted on our bulletin boards or online forums were deemed to have violated any of the content restrictions, we could be subject to similar penalties that materially and adversely affect our business, financial condition and results of operations.

If the current tax benefits we enjoy in PRC were no longer available, our effective tax rates for our PRC operations could increase.

The PRC Enterprise Income Tax Law, or the EIT Law which became effective on January 1, 2008, and was amended on February 24, 2017 and December 29, 2018, and its implementation regulations adopted a uniform tax rate of 25% for all enterprises (including domestically owned enterprises and foreign-invested enterprises) and revoked the previous tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there is a five-year transitional period during which certain enterprises are allowed to continue to enjoy existing preferential tax treatments provided by the then-applicable tax laws and administrative regulations.

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According to the Administrative Measures on the Recognition of “High and New Technology Enterprises”, or the Recognition Rules, issued in 2008, the Ministry of Science and Technology, the Ministry of Finance and the State Administration of Taxation shall jointly determine whether an enterprise is qualified as a “High and New Technology Enterprise”, or HNTE, under the EIT Law and be entitled to enjoy a preferential enterprise income tax rate of 15%. The qualification is valid for three years from the date of award, and enterprises should submit the application for renewal. CFO Genius obtained the HNTE status in 2012. In 2015 and 2018, CFO Genius also obtained renewals of its HNTE status, which will be valid through November 2021. There is no assurance that CFO Genius will continue to be classified as the HNTE when it is subject to reevaluation in the future.

In addition, companies that develop their own software and register the software with relevant authorities in China were generally entitled to a value-added tax, or VAT, refund. With respect to revenue generated from the sale of certain online subscriptions, including our service packages, nine of our subsidiaries obtained VAT refunds that reduce their effective VAT rates from 17% to 3% before 2011. The VAT refund policy was reconfirmed pursuant to the Notice on VAT Policy for Software Products, effective January 1, 2011, jointly promulgated by the Ministry of Finance and the State Administration of Taxation on October 13, 2011, or Caishui Circular 100. Although the Notice on VAT Policy for Software Products does not specify policy expiration date, in the event that the VAT refund policy for our subsidiaries is discontinued, our subsidiaries will become subject to the standard tax rate at 13%, which materially increase our tax obligations.

Uncertainties in the PRC tax system may lead to penalties, termination of preferential tax treatment or change of tax levy method imposed on us because of a difference in interpretation of the applicable law by the relevant governmental authority. For example, under current tax laws and regulations, the local tax authority approved certain of our entities to file the income tax by adopting the “deemed-profit method”. Under the method, the entities filed the income tax by calculating the tax as 2.5% of the gross revenues. However, since there is no clear guidance as to the applicability of certain areas of preferential tax treatment and tax levy position, we may be found to be in violation of the tax laws and regulations based on the interpretation of local tax authorities with regard to taxable income and the applicable tax rates, and therefore might be subject to penalties, including but not limited to monetary penalties, termination of preferential tax treatment or change of tax levy method, or claw-back and late payment interest. Reduction or elimination of the preferential tax treatments we have enjoyed or change of our tax levy method on us or our combined entities in China may significantly increase our income tax expenses and materially reduce our net income, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

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In addition, we cannot predict the effect of future tax application and tax developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. The discontinuation of tax application could materially and adversely affect our financial condition. Any significant increase in our income tax expenses may materially and adversely affect our profit.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

In connection with the EIT Law, the Ministry of Finance and the State Administration of Taxation jointly issued, on April 30, 2009, the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. On December 10, 2009, the State Administration of Taxation issued the Notice on Strengthening the Management on Enterprise Income Tax for Non-resident Enterprises Equity Transfer, or Circular 698. On July 26, 2010, the State Administration of Taxation issued the Bulletin Concerning Promulgation of Administrative Measures on the Enterprise Income Tax Treatment of Enterprise Reorganization, or Bulletin 4. On March 28, 2011, the State Administration of Taxation issued the Bulletin Concerning the Tax Administration of Non-resident Enterprises, or Bulletin 24. Both Circular 59 and Circular 698 became effective retroactively on January 1, 2008. Bulletin 4 became effective retroactively on January 1, 2010. Bulletin 24 took effective since April 1, 2011 and also applies to transactions that have occurred prior to its effectiveness for which the relevant PRC tax matters have not been dealt with. On February 3, 2015, the State Administration of Taxation issued the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises, or Announcement 7, effective from February 3, 2015, which in part supersedes Circular 698 and Bulletin 24. On June 24, 2015, the State Administration of Taxation issued the Bulletin Concerning Certain Issues on the Administration of the Enterprise Income Tax of Enterprise Reorganization, or Bulletin 48, which in part supersedes Bulletin 4. On October 17, 2017, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source, or Bulletin 37 became effective on December 1, 2017.

By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise. The PRC tax authorities have the discretion under Circular 59, and Circular 698, Bulletin 4, Bulletin 24 and Bulletin 48 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. The PRC tax authorities may also, under Announcement 7, treat an indict transfer of the equity interests in a PRC resident enterprise by a non-resident enterprise as a direct transfer of PRC taxable assets subject to PRC corporate income tax, if it is established that such transfer is made through an arrangement without a reasonable commercial purpose but to avoid PRC corporate income tax.

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If the PRC tax authorities make adjustments under Circular 59, Circular 698, Bulletin 4, Bulletin 24, Bulletin 48, Announcement 7 or Bulletin 37, our income tax costs associated with such potential acquisitions will be increased. We may also be at risk of being imposed a penalty under the above rules and regulations and may be required to expend valuable resources to comply with or to establish that we (or such foreign investor) should not be taxed under those rules and regulations, which could have a material adverse effect on our financial condition and results of operations.

Dividends we receive from our operating subsidiaries located in the PRC may be subject to PRC withholding tax.

The EIT Law provides that a maximum income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises” to the extent such dividends are derived from sources within the PRC, and the State Council has reduced such rate to 10% through the implementation regulations unless any such non-PRC investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Hong Kong incorporated company and substantially all of our income may be derived from dividends we receive from our operating subsidiaries located in the PRC. According to mainland and Hong Kong Special Administrative Region Arrangement on Avoiding Double Taxation or Evasion of Taxation on Income agreed between the Mainland and Hong Kong Special Administrative Region in August 2006, dividends payable by a subsidiary located in the PRC to the company in Hong Kong who directly holds at least 25% of the equity interests in the subsidiary will be subject to a maximum 5% withholding tax under certain conditions. Since the preferential withholding tax is subject to the approval from competent taxation authorities in PRC, it remains uncertain whether our company in Hong Kong actually would be able to enjoy preferential withholding taxes for dividends distributed by our subsidiaries in China. If we are not able to enjoy the preferential withholding taxes and the tax rate may be 10% for dividends distributed by our subsidiaries, it will materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

We may be deemed a PRC resident enterprise under the EIT Law and be subject to the PRC taxation on our worldwide income.

Under the PRC Enterprise Income Tax Law and its Implementing Rules, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its worldwide income. The Implementing Rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise”.

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On April 22, 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provided certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore- incorporated enterprise is located in China. In addition, the SAT issued the Bulletin 45 on July 27, 2011 to provide more guidance on the implementation of the above circular with an effective date to be September 1, 2011. The Bulletin 45 made clarification in the areas of resident status determination, post-determination administration, as well as competent tax authorities. It also specifies that when provided with a copy of PRC tax resident determination certificate from a resident PRC -controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the PRC-sourced dividends, interest or royalties to the PRC-controlled offshore incorporated enterprise.

Although SAT Circular 82 and the Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals, the determining criteria set forth in SAT Circular 82 and the administration clarification made in Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Accordingly, we may be considered a resident enterprise and may therefore be subject to the enterprise income tax at 25% on our worldwide income. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% enterprise income tax on our worldwide income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

A failure by our shareholders who are Chinese citizens or residents in China to comply with regulations issued by SAFE could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under Chinese laws, which could adversely affect our business and prospects.

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SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

NDRC promulgated the Administrative Measures for the Offshore Investment of Enterprise, or Circular 11, on December 26, 2017 which took effect on March 1, 2018. According to Circular 11, to make offshore investments, an enterprise located within the territory of the PRC, or an investor, shall go through the formalities to have a proposed overseas investment project approved or filed on the record, report relevant information, and cooperate with supervision and inspection. Projects subject to approval administration shall be sensitive projects carried out by Investors either directly or through overseas enterprises under their control. The authority in charge of examining and approving such projects shall be the NDRC. Projects subject to record-filing administration shall be non-sensitive projects carried out directly by investors; in other words, non-sensitive projects carried out by investors to make direct investment with assets and equities or provide financing or a guarantee. For projects subject to record-filing administration, the authority in charge of record-filing shall be: (1) the NDRC, if the investor is an enterprise under the administration of the Central Government (including financing institutions under the administration of the Central Government and enterprises under the direct administration of the State Council or its subordinate organs, the same below); (2) the NDRC, if the investor is a local enterprise but the amount of investment made by the Chinese investor amounts to US$300 million or above; and (3) the development and reform authority under the provincial government at the place where the investor is registered if the investor is a local enterprise and the amount of investment made by the Chinese investor is less than US$300 million. Where natural persons within the territory of China make investments abroad through overseas enterprises under their control or through enterprises located in Hong Kong, Macao and Taiwan, the above-mentioned approval or record filing measures shall apply mutatis mutandis.

We need to go through verification and approval, record-filing and other procedures in accordance with Circular 11 prior to making any offshore investments. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

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Dividends payable by us to our foreign investors and gain on the sale of our ADSs or ordinary shares may become subject to taxes under PRC tax laws.

Under the EIT Law and implementation regulations issued by the State Council, PRC income tax at the rate of 10% is applicable to dividends generated on or after January 1, 2008 payable to investors that are “non-resident enterprises”, which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of ADSs or shares by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. If we are considered a PRC “resident enterprise”, it is unclear whether dividends we pay with respect to our ordinary shares or ADSs, or the gain you may realize from the transfer of our ordinary shares or ADSs, would be treated as income derived from sources within the PRC and be subject to PRC tax. If we are required under the EIT Law to withhold PRC income tax on dividends payable to our non-PRC investors that are “non-resident enterprises” or if you are required to pay PRC income tax on the transfer of our ordinary shares or ADSs, the value of your investment in our ordinary shares or ADSs may be materially and adversely affected.

SAT promulgated the Announcement of the State Administration of Taxation on Several Issues Concerning the Implementation of Tax Treaties, on February 9, 2018 which took effect on April 1, 2018, or Announcement No.11. According to the Announcement No.11, a partnership established under the laws of a foreign country (region) who does not have an actual management body in China but has an establishment or place in China or who does not have an establishment or place in China but has China-sourced income, is a non-resident taxpayer for the purpose of China’s enterprise income tax. Except as otherwise provided in a Tax Treaty, only when such partnership is a resident of the other Contracting State to the Tax Treaty, its income subject to tax liability in China may receive treatment under the Tax Treaty. The tax residency certificate issued by tax authorities of the other Contracting State and submitted by the partnership in accordance with Article 7 of the Administrative Measures for Non-resident Taxpayers to Enjoy Tax Treaty Treatment (issued under the Announcement of the State Administration of Taxation [2015] No.60) must prove that the partnership is liable to tax in the other Contracting State by reason of its domicile, residence, place of establishment, place of management or other standards of a similar nature in accordance with the domestic laws of the other Contracting State. The term “except as otherwise provided in a Tax Treaty” means that the Tax Treaty provides that, if income derived by a partnership shall be deemed as income derived by its partners according to the domestic laws of the other Contracting State, the partner who is a resident of the other Contracting State shall enjoy treatment under the Tax Treaty for the partner’s corresponding portion of income derived from the partnership. If the partnership is required to pay PRC income tax on the transfer of our ordinary shares or ADSs, and failure to receive treatment under the Tax Treaty, the value of your investment in our ordinary shares or ADSs may be materially and adversely affected.

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Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

The majority of our revenues and operating expenses are denominated in Renminbi. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Pursuant to the Foreign Currency Administration Rules promulgated on January 29, 1996 and amended on January 14, 1997 and various regulations issued by the Administration for Foreign Exchange (“SAFE”) and other relevant PRC government authorities, Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local branch for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency-denominated obligations. Currently, each of our PRC subsidiaries and affiliates may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us and payment of license fees and service fees to foreign licensors and service providers, without the approval of SAFE. However, approval from the SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

Each of our PRC subsidiaries and affiliates may also retain foreign exchange in their current accounts to satisfy foreign exchange liabilities or to pay dividends. However, we cannot assure investors that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase and retain foreign currencies in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Since a significant amount of our future revenues will be in the form of Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies.

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In addition, as further explained in disclosures below, each of our PRC subsidiary and affiliated consolidated entities is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.

The audit report included in this annual report is prepared by auditors who are not inspected by the U.S. Public Company Accounting Oversight Board (“PCAOB”), as such, our investors currently do not have the benefits of PCAOB oversight.

Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the U.S. Securities and Exchange Commission, or SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and applicable professional standards. Because our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations outside United States, especially in China. The joint statement reflects the unsatisfactory progress made by U.S. regulators with respect to improving information access and audit inspections to China-based companies. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem. In a statement issued on December 9, 2019, the SEC reiterated concerns over the inability of the PCAOB to conduct inspections of the work papers of the auditors with respect to U.S.-listed companies that have operations in China.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S. The SEC has announced interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection for three consecutive years. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

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Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating audits and quality control procedures of any auditors operating in China, including our auditors. As a result, our investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

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PRC’s labor law restricts our ability to reduce our workforce in the PRC in the event of an economic downturn and may increase our labor costs.

The PRC Labor Contract Law became and was implemented on January 1, 2008 and was amended on December 28, 2012. The Labor Contract Law has reinforced the protection for employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law establishes additional restrictions and increases the costs involved with dismissing employees. There remains significant uncertainty as to its interpretation and application by the PRC government and courts. In the event that we decide to significantly reduce our workforce, particularly in the period with sluggish prospect in securities market, the Labor Contract Law could adversely affect our ability to do so in a timely and cost effective manner, and our results of operations could be adversely affected. In addition, for employees whose contracts include non-competition terms, the Labor Contract Law requires employers to pay monthly compensation after such employment ends, which will increase employers’ operating expenses.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. We are of the understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as a company duly incorporated in Hong Kong and listed on NASDAQ, from providing the required documents or information to NASDAQ or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do

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THE BUSINESS

Overview

China Finance Online Co. Limited is a leading web-based financial services company that provides Chinese individual investors with fintech-powered online access to securities trading services, wealth management products, securities investment advisory services, as well as financial database and analytics services to institutional customers. The Company’s prominent flagship portal site, www.jrj.com, is ranked among the top financial websites in China. In addition to the web-based securities trading platform, the Company offers basic financial software, information services, and securities investment advisory services to retail investors in China. Through its subsidiary, Shenzhen Genius Information Technology Co. Ltd., as the Company provides financial database and analytics to institutional customers including domestic financial, research, academic and regulatory institutions. China Finance also provides brokerage services in Hong Kong. We are committed to strengthen our innovation capability to further apply advanced technologies in the financial sector and empower securities industry with fintech.

We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares offered in this prospectus are shares of our Hong Kong holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “Corporate Structure” on page 53. See also “Risk Factors - Risks Related to our VIE Agreements” and “Risk Factors - Risks Related to our Corporate Structure” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

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For the years ended December 31, 2020 and 2019, 64.2% and 49.3% of our revenue were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 20.1% and 55.7% of our net loss were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 75.0% and 58.5% of our total assets were from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 31.6% and 24.1% of our total liabilities were from our VIEs, respectively.

In 2015, Chinese stock market experienced a historical bull market. By mid-2015, the market suffered one of the largest sell-offs since the inception of stock market in China. Marked by weak investor confidence and intensified trade conflict with the US, the following two and half years were both in negative territory for the performances of all the major indices. The changing market condition and investor sentiment call brokerage firms for transition of their business focuses. The ongoing intensified price war among brokerage firms over the years has driven the market rate for commissions to a historical low. After the market crash in June 2015 that caused massive destruction of wealth among the majority of retail investors, many investors are also reluctant to return to the market. As a result, the importance of customer services, product offerings and investor education became increasingly recognized by the brokerage industry.

With the changing environment and complexity of the Chinese financial markets, we believe that individual investors will increasingly seek out professional investment advice and services, and brokerage firms will look for tools to improve their investor advisory services and strengthen their competitiveness. In order to better meet market demand, we introduced the conception of Z3 strategy which stands for Zhineng Keji (Intelligent Technology), Zhihui Guandian (Intelligent Viewpoint) and Zhinang Huhang (Intelligent Co-pilot) in 2016. Leveraging our extensive capital market experience and internet technology capabilities, we are adapting and strategically transitioning our business to the new environment by building tools and offerings to become a leading one-stop financial products and services platform for individual investors in China.

Based upon our track records in financial media, financial data service and securities advisory services, along with our robust fintech capabilities, we have made breakthrough in developing products and services to both retail investors and institutional investors. Our strategic planning is to create synergy among retail investors services, institutional investors services and wealth management. We will continue to strengthen our innovation capability to further apply advanced technologies in the financial sector and empower securities industry with fintech. In short, we want to help our clients simplify their investment decisions.

We provide brokerage and related services outside mainland China (“Hong Kong brokerage services”), mutual fund distribution services, financial information and advisory services including subscriptions services for financial data, information services and investment advisory, online P2P lending (“Financial information and advisory services”), and advertising services.

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During the second quarter of 2017, new commodities trading was suspended by most of precious metal exchange in China. Such suspension announcements have adversely affected companies in commodity brokerage businesses in China, including us. As a result, the Company stopped providing commodities brokerage business in 2017.

We seek to differentiate our products and optimizing our services as continue to strengthen our core competence. We have been focusing on development and innovation of internet platforms and mobile internet applications, bringing different technologies including multimedia, social networking, big data, cloud computing, artificial intelligence and user behavior analysis to our financial service platform.

In late 2016, we introduced to the market our proprietary robo-advisory service, Lingxi. Depending upon the users’ risk profiles, Lingxi provides retail investors with investment products for global asset allocations. In 2017, we introduced a cloud-based one-stop investment research platform for institutional investors, Genius Zhisheng. For retail investors, we also introduced trading research tools based on the Zhisheng algorithm. In late 2018, we introduced iTAMP (Turnkey Asset Management Platform), a one-stop ecosystem that empowers financial advisors and wealth managers to provide investment consultations and advice covering stocks, mutual funds, wealth management, insurance, trusts and other financial products. In 2019 and 2020, we continued to upgrade our products and services with more advanced algorithms and technologies.

We mainly conduct mutual fund distribution business, securities investment advisory business, stock analysis subscription business for individual investors, online P2P lending business, financial database, wealth management solutions and online investor education subscription business for institutional investors, advertising business, as well as Hong Kong securities and futures contracts brokerage business.

Our Business Sectors

Hong Kong brokerage services business

Hong Kong Securities and Futures Contracts Brokerage and Wealth Management Business

Rifa Securities Limited holds a Type 1 license and provides a diversified portfolio brokerage and other related services to our customers who invest in stocks listed on the HKEx. Rifa Futures Limited holds a Type 2 license and commences futures contract trading business in Hong Kong. Rifa Credit Limited holds a Money Lenders License. Rifa Asset Management holds Type 9 License, Type 4 License and Type 5 License. The Type 9 License allows Rifa to manage a portfolio of securities or futures contracts for clients on a discretionary basis. The Type 4 License allows Rifa to give investment advice to clients relating to the sale and purchase of securities. The Type 5 License allows Rifa to give investment advice to clients relating to the sale and purchase of futures contracts.

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Rifa Securities, together with Rifa Futures, serve as our platform for developing financial services outside mainland China.

In November 2018, China Finance entered into a share transfer agreement with West Platinum Limited (the “Buyer”) to sell 1,552,000 shares (“Sale Shares”), or 20% of Rifa Financial Holdings Limited (“Rifa Financial”) for HK$73.8 million (or approximately US$9.4 million) (the “Purchase Price”). Pursuant to the share transfer agreement, the Buyer provided a refundable deposit to the Company of $1.4 million. The refundable deposit was not considered part of the Purchase Price. The deposit was refundable to the Buyer upon the share transfer approval by Securities and Futures Commission of Hong Kong (“SFC”), which was one of the prerequisites for the transaction. The share transfer was approved during 2018 and the Company refunded the deposit to the Buyer during 2019. The completion of the equity transfer is subject to conditions, including but not limited to obtaining all necessary approvals and consents of Securities and Futures Commission of Hong Kong. As of December 31, 2020, both the register of shareholders and business registration had not been changed, therefore the equity transfer has not been completed and recorded in noncontrolling interests. In addition, the Share Transfer Agreement was subject to Rifa Financial being listed on the Main Board of the Stock Exchange of Hong Kong Limited (“HKEX”) as of December 31, 2020. If Rifa Financial is not listed on the HKEX, the Company would refund all amounts received under the Share Transfer Agreement without interest to the Buyer within two weeks from December 31, 2019. Due to the failure of Rifa Financial listing on HKEX through December 31, 2019, the shares were not transferred to the Buyer. The Company is obligated to return the Purchase Price (funds received) to the Buyer. The company has returned approximately $1.0 million to the Buyer, to date. The outstanding amount of the purchase price which has not yet been returned is approximately $8.5 million. The company is in discussion with the Buyer regarding the timing and potentially other solutions for the $8.5 million to be returned to the Buyer.

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Financial services business

Securities Investment Advisory Business (“iTougu”)

On December 25, 2014, we launched an investment advisory service platform “iTougu” at our annual conference “Leading China 2014: Financial Industry Innovation Forum”. The iTougu platform is designed to provide securities investment advisors and their clients a real-time communication channel, where they may communicate directly and in real-time. It also provides a vast number of Chinese individual investors access to thousands of securities investment advisors where they may obtain private investment advice. In addition, the iTougu platform provides these highly-demanded features:

●	Text and audio interactive messaging system for broadcast and Q&As between investment advisors and their clients;

●	Daily market analytics, research reports and investment strategies for investment advisors; and

●	Client Management system for every investment advisor to view and manage client profiles, historical data and activities.

On March 30, 2017, we launched JRJ app version 6.0 and in July 2017, iTougu platform along with all of its users migrated into JRJ mobile app. Upon consolidation, JRJ became one-stop platform for financial information, securities trading, investment advisory and wealth management for our customers. In late 2018, we introduced iTAMP (Turnkey Asset Management Platform), a one-stop ecosystem that empowers financial advisors and wealth managers to provide investment consultations and advice covering stocks, mutual funds, wealth management, insurance, trusts and other financial products. In 2019 and 2020, we continued to upgrade our products and services with more advanced algorithms and technologies.

Individual Subscription Business

To conduct our subscription services, we collect and process our website content through our research tools and provide our subscribers financial analysis tools, real-time and historical data, news, research reports and online forums in one integrated information platform, providing them the means to make informed investment decisions with respect to China’s listed company stocks, bonds, mutual funds and stock index futures based on specifications determined by them.

Institutional Subscription Business

Founded in 1994, CFO Genius was the first professional financial database provider in China. In 2006, it became a fully-owned subsidiary of China Finance Co., Ltd. Based upon the established Genius database and ongoing research findings, China Finance is engaged in providing financial institutions with financial data, financial advisor software, wealth management software and investor education software. Powered by Genius database, in October 2017, we officially launched our cloud-based stock analytics software product for enterprise users, Genius Zhisheng. Based on Genius database and our software algorithm, Genius Zhisheng provides institutional investors with analytical tools such as visual analysis, back testing and simulation.

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Along with the secular trend that drives financial institutions’ emphasis on wealth management, our investor education services, investment advisory services and asset allocation services are well received by more and more institutions in recent years.

Online P2P Lending

We provide services as information intermediary in online P2P lending business. We procure borrowing and lending information from independent third parties, and our professional team evaluates and selects the information provided by third parties, from the perspective of risks. Eventually we display the selected information on the platform of Yinglibao. Following the introduction of the Interim Measures, Yinglibao is in the process of implementing a transformation plan under the guidance of local regulatory authorities. Under such transformation plan, we are reducing our business scale and number of borrowers and investors on the platform.

Mutual Fund Distribution

We obtained the license for mutual fund distribution issued by China Securities Regulatory Commission, or CSRC, in 2012, and launched Yinglibao in August 2013. As of March 31, 2021, Yinglibao established business relationships with nearly 100 mutual fund companies in China, and provided more than 5,800 mutual fund products.

We officially launched our Robo-Advisor product, Lingxi, in November 2016. Based upon different user risk profiles, Lingxi offers a wide array of investment combinations and personalized global asset allocations through Chinese domestic mutual funds. In 2020, the accumulative returns of Lingxi’s high-risk, medium-risk and low-risk strategies were 22.00%, 10.41% and 3.38%, respectively, reflecting our capability in asset allocations. We also launched Lingxi Premium Version in October 2017, which targets mass affluent investors in China. In the 2020 China Robo-Advisor Industry report recently published by Tsinghua University, Lingxi was named the Top 10 Best Robo-Advisors.

Advertising and Enterprise Value-added Services Business

We believe that our website www.jrj.com is among the most popular financial information websites in China. Our timely produced and curated fact-based content covering many segments of the domestic Chinese economy and capital markets drives the readership on and traffic to our website. As a result, strong online traffic attracts advertisers.

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In the recent years, we have also increased in-depth reporting on companies and executives to provide our audience with more data and analysis of many of the most iconic companies in China. While our large internet community and audience are generally affluent and educated, many of them are also in their professional career and in social and economic middle class, who thus represents a potentially attractive group for advertisement. Among them, there are retail investors and professionals with corporations, financial institutions, academics, and regulatory agencies who not only share a common interest in financial markets and economic dynamics but also have similar consumption propensities. Through our platform, our advertisers can effectively target this group of people and promote products and services catered for this social and economic class. In October 2020, the Hurun Institute awarded our website as a Top 8 Most Influential Financial Media in China.

In addition to traditional advertising, we have also expanded our offerings into enterprise value-added services. Along with the data and analytics available on our established database of public companies’ financial and operation records, we provide agency services to domestically, Hong Kong and US listed companies which are in need for professional advisories on gaining market exposure of their business development updates, financial reporting and major corporate events. Through our various online and offline channels, our enterprise value-added services enable our clients to reach out to large and targeted audience base with the proprietary content and research we developed.

Customer support

Our customer support center provides our clients and users with real-time and professional support our customer support personnel are available to explain various features of our offerings and provide investment advisory services directly over the phone. Customer support is also available to provide assistance on technical problems to our users, as well as perform sales and marketing roles. We have an in-house training program for our customer support personnel, which include training courses on China’s securities markets, our service features and functionalities, technical problem solving skills and general customer service guidelines.

Sales and Marketing

We market our service offerings through online marketing, call centers, advertising and our customer support personnel. We will continue to use our focused marketing strategy to further enhance awareness of our brand and acquire new customers. We market our service offerings through various channels including our own websites JRJ.com.cn and mobile apps JRJ, Yinglibao, etc. According to Alexa, JRJ.com.cn is a top 500 most visited websites globally. JRJ and Yinglibao mobile apps are available in Apple store and Android app stores. In China, we also form partnerships with other online platforms and print publications to place our advertisement on their sites and newspapers. We also place offline digital advertising on buses and in locations with high foot traffic such as airports. In Hong Kong, we utilized our sales team to outreach to potential customers for brokerage services.

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We also host competitions and industry forums to increase our brand recognition and create public speaking opportunities for our key executives and product managers to discuss our products and services. We also create online events and publish proprietary reports to engage users and promote our various products.

Since December 2016, we have hosted “Fintech Forum & Leading China Annual Awards” for five times. Among the key note speakers and panelists were regulators, executives from the Hong Kong Stock Exchange, leading financial institutions and leading internet and fintech companies. The key discussions were centered around data security, risk management, and fintech innovation. The conference was committed to promoting the long-term health of financial industry in China and received high recognitions from financial regulators and institutions.

In May 2018, we hosted the “2018 Value Discovery Forum for Public Companies on Chinese Stock Markets” in Chengdu. In May 2019, the Company hosted the “2019 Value Discovery Forum for Public Companies on Chinese Stock Markets” in Shenzhen. Lots of prestigious public companies listed on the Shenzhen and Shanghai stock markets and influential investors attended the forum.

In November 2018, we hosted “2018 Innovation Summit of Public Companies” in Beijing. Surrounding the subject of “rebuilding competitive strengths and promoting industry reforms”, over 300 attendees including industry experts, entrepreneurs, institutional investors, and media executives share their views on how innovations, mergers & acquisitions, investments propel public companies to regain competitive advantages, strengthen operations, and promote corporate responsibilities.

In September 2020, we successfully hosted the China Pharmaceutical and Biotech Conference and the China Property Summit in Shanghai. The two events attracted over 200 leading institutional investors, publicly listed companies, and professionals to participate in debates centered around the topics of global high-quality growth, long-term value investing and ESG investment.

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Research and Development

We seek to differentiate our products and optimizing our services as continue to strengthen our core competence. We have been focusing on development and innovation of internet platforms and mobile internet applications, bringing different technologies including multimedia, social networking, big data, cloud computing, artificial intelligence and user behavior analysis to our financial service platform.

In late 2016, we introduced our proprietary robo-advisory service, Lingxi. Depending upon users’ risk profiles, Lingxi provides retail investors with investment products for global asset allocations. In 2017, we introduced cloud-based one-stop investment research platform for institutional investors, Genius Zhisheng. For retail investors, we also introduced trading research tools based on Zhisheng algorithm. In late 2018, we introduced iTAMP (Turnkey Asset Management Platform), a one-stop ecosystem that empowers financial advisors and wealth managers to provide investment consultations and advice covering stocks, mutual funds, wealth management, insurance, trusts and other financial products. In 2019 and 2020, we continued to upgrade our products and services with more advanced algorithm and technologies.

When designing products, we aim to anticipate our customers’ needs and to meet their increasingly complex and specific design requirements. We also strive to design products that will achieve broad market acceptance and generate widespread end user demand. Our product development team conducts frequent meetings with our sales and marketing team to discuss the feasibility of new service offerings and the progress of existing product development efforts. Our research and development team also works closely with our customer support team to develop features and content based on user feedback.

We have established a strong R&D team, which includes financial industry veterans, Wall Street quantitative trading experts, and web technologists. We expect product development to remain an important part of our business as the online financial services industry in China becomes increasingly sophisticated. We will keep placing significant emphasis on refining and upgrading our products and service platform, and on creating new and innovative features to meet the changing needs of our customers. Our research and development team works as an integral part of our overall service offering efforts.

Competition

Although we pioneer in providing online financial services and information, we are still facing more competition in many aspects of our business. Our business ventures such as iTougu, Yinglibao, securities investment advisory and wealth management services are developing in accordance with our current business plan. We are operating in an increasingly competitive environment and competing for clients on the basis of product choices, client services, reputation and brand names. The potential competitions we face include the following:

●	competition from traditional and online financial service providers offering similar services and products;

●	competition from existing internet companies entering into financial service market offering similar services and products; and

●	competition from new entrants providers offering similar services and products.

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With respect to our scaled-down of software-based financial information services, the number of competitors providing online financial news and information has increased since we commenced operations. Competition is intensifying among companies that provide security analysis software. More broadly, we also compete, directly and indirectly, for users and subscribers with companies in the business of providing financial data and information services, including:

●	publishers and distributors of traditional media, including print, radio and television as well as radio and television programs and news programs focused on financial news and information;

●	internet portals providing information on business, finance and investing;

●	financial information web pages offered by websites;

●	stock research software vendors, especially those that develop and market stock research software through stock brokerage companies;

●	stock brokerage companies, especially stock brokerage companies with online trading capabilities; and

●	other companies that provide similar products and services as ours.

Our ability to compete depends on many factors, including the comprehensiveness, timeliness and trustworthiness of our content, market acceptance of our services, pricing and sophistication of our products, ease of use of our information platform, the effectiveness of our sales and marketing efforts and our ability to continue to innovate and develop new products.

In addition, lack of substantial barriers to entry has historically enabled certain unqualified companies and low-quality products to compete with us in the market. Certain unlicensed participants supplied counterfeit, illegal or low-quality and inferior products or services under our name. Such unlawful acts not only distorted market order, but also negatively impacted our reputation and materially and adversely affect our future developments. In addition, the resultant increase in expenses is becoming apparent across the industry.

Intellectual property

Our intellectual property is an essential element of our business operations. We rely on copyright, trademark, trade secret and other intellectual property law, as well as non-competition, confidentiality and license agreements with our employees, suppliers, business partners and others to protect our intellectual property rights. Our employees are generally required to sign agreements to acknowledge that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and to assign to us any ownership rights that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use intellectual property that we own or license without consent.

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Our PRC subsidiaries and PRC-incorporated affiliates are the registered owners of 276 software copyrights as of December 31, 2020, each of which has been registered with the National Copyright Administration of the PRC.

We have registered one key domain name relating to our website, www.jrj.com, with the Internet Corporation for Assigned Names and Numbers, or ICANN, an internationally organized, non-profit corporation. We have also registered one domain name relating to our website, www.jrj.com.cn, with the China Internet Network Information Center, a domain name registration service in the PRC. We currently have 73 trademarks registered with the Trademark Office of State Administration of Industry and Commerce (the “SAIC”) and eight trademarks registered in Hong Kong as of December 31, 2020.

Some of the content published on our website is from third parties. Though we have obtained the authorization from them, we cannot assure such third parties also have complete authorization from the original sources. As a result, others may initiate legal proceedings against us alleging infringement of their proprietary rights.

Regulation

We operate our business primarily in the PRC under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its leadership, including:

●	MIIT (Ministry of Industry and Information Technology);

●	PBC (The People’s Bank of China);

●	CSRC (China Securities Regulatory Commission);

●	CBRC (China Banking Regulatory Commission);

●	CBIRC (China Banking and Insurance Regulatory Commission)

●	Asset Management Association of China

●	Cyberspace Administration of China

●	Ministry of Culture;

●	General Administration of Press and Publication (National Copyright Administration);

●	National Development and Reform Commission (NDRC);

●	SAIC (State Administration of Industry and Commerce);

●	Ministry of Public Security;

●	Ministry of Commerce; and

●	State Administration of Radio Film and Television

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The State Council and these ministries and agencies have issued a series of rules that regulate a number of different substantive areas of our business. And our businesses in Hong Kong are subject to regulations by HKEx, Hong Kong Securities and Futures Commission, or SFC, and Hong Kong Police Force, which are discussed below.

Regulation of securities investment advisory business

Securities investment advisory is intensely regulated in China, which mainly include the Securities Law (2005 and amended in 2013 and 2014), the Tentative Measures for Administration of Securities and Futures Investment Consultancy (1997), the Notice on Several Issues related to Regulation of Securities Investment Advisory provided to the Public (2001) and the Provisional Regulations. Those laws and regulations impose licensing requirements on the provision of securities investment advisory to the public in China.

The CSRC has adopted a series of rules regulating the methods of providing securities investment advisory to the public, including without limitation Tentative Provisions for Issuance of Securities-related Research Reports (2010), Tentative Provisions for Securities Investment Consultancy Business with Membership System (2005), Rules on Strengthening the Broadcast Management of Information related to Securities and Futures (1997). Those rules established the requirements on companies engaged in securities investment advisory business to set up branches in China, required securities investor advisors to disclose any conflict of interest and set up firewall measures internally, and prohibited securities investor advisor from disseminating the information related to securities investment on TV channels or radio programs without the approval by the CSRC and the State Administration of Radio Film and Television.

The Provisional Regulations promulgated by the CSRC in October 2010 and effective as of January 1, 2011 require that securities investment advisory providers obtain a license.

The CSRC issued the Interim Provisions on Strengthening the Supervision and Control of Engagement in Securities Investment Advisory Business by Utilizing “Securities Analysis Software” (“Circular 40”). Pursuant to Circular 40, the sale or provision of “Securities Analysis Software” to the investors to directly or indirectly obtain economic benefits shall be deemed as engagement in securities investment advisory business, and any institution or individual engaging in such business shall be licensed by the CSRC and obtain the securities investment advisory qualifications. Without obtaining the securities investment consultancy business qualifications, no institution or individual may engage in the securities investment consultancy business by taking advantage of the “ Securities Analysis Software”.

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We have obtained such license in accordance therewith to provide securities investment advisory services which assist in clients’ investment decision-making process to its individual and corporate clients. Shenzhen Newrand Securities Advisory and Investment CO., Ltd. (“CFO Newrand”) Training owns an investment education license issued by the Shenzhen Bureau of Education.

Regulation of securities brokerage, futures contracts brokerage, securities investment advisory, futures contracts advisory and money lending businesses in Hong Kong

Rifa Securities Limited, regulated by the SFC, holds a license for Type 1 regulated activities (dealing in securities), which permits it to engage in securities trading and brokerage business in Hong Kong. Rifa Futures Limited, regulated by the SFC, holds a license for Type 2 regulated activities (dealing in futures), which permits it to engage in futures contract trading business. Rifa Futures is also an Exchange Participant on the Hong Kong Futures Exchange. Rifa Asset Management, regulated by the SFC, holds a license for each of Type 9 (asset management), Type 4 (advising on securities) and Type 5 (advising on futures contracts) regulated activities, which together permit it to manage a portfolio of securities or futures contracts for clients on a discretionary basis, to give investment advice to clients relating to the sale and purchase of securities and give investment advice to clients relating to the sale and purchase of futures contracts.

Rifa Credit Limited (formerly iSTAR International Credit Co. Limited, “Rifa Credit”), holds a money lenders license, under the Money Lenders Ordinance, permitting it to engage in money lending activities in Hong Kong, which is valid for the standard 12-month period, and which has in the past been successfully renewed from year to year.

Regulation of mutual fund distribution business

Administrative Measures for the Sale of Securities Investment Funds promulgated by the CSRC on June 9, 2011 and amended in 2013 are the principal regulation for mutual fund distribution.

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Wealth management for private investors is still in early development stage in China. China has not adopted a unified and specific regulatory framework governing the distribution of wealth management products and the provision of wealth management consulting services. Nevertheless, there are ad hoc laws and regulations related to several types of wealth management products as the following:

●	PRC Trust Law (2001) and the Administrative Rules Regarding Trust Company-Sponsored Collective Fund Trust Plans (2007 and amended in 2009) are principal laws and regulations for trust products;

●	PRC Partnership Enterprise Law (2006), the Notice on Further Standardizing the Development and Record-filing Administration of Equity Investment Enterprises in Pilot Regions (2011) promulgated by the NDRC and a series of local regulations promulgated by provinces and certain cities, including Beijing, Shanghai and Tianjin, to encourage and regulate the development of private equity investment in the applicable region;

On February 22, 2019, CSRC issued the Notice on Publicly Soliciting Opinions on the Supervisory and Administrative Measures for the Public Offering of Securities Investment Fund Sales Institutions (Consultation Draft) and Related Supporting Rules. Under this draft, the average daily volume for non-monetary fund under RMB1 billion cannot renew its license.

Measures for Supervision and Administration of Sales Agencies for Publicly-offered Securities Investment Funds are promulgated on August 28, 2020. It is proposed that fund sales agencies rent cyberspace business places on third-party online platforms, deploy relevant web pages and functional modules, and provide investors with fund sales services, shall clearly disclose the fund sales service entities to investors; third-party agencies shall be limited to provide information technology services such as cyberspace business places for fund managers and fund sales agencies, and shall not get involved in the fund sales business stage. Third-party agencies shall not collect, transmit, or retain any fund transaction information of investors. At present, we have conducted investigations and rectifications in response to project problems, but there may still be a risk that regulatory authorities will strengthen supervision of fund sales agencies in renting cyberspace on third-party network platforms.

Regulation of online P2P lending business

Given Yinglibao’s online lending functions, Yinglibao is subject to the regulations under the Interim Measures introduced in August 2016. In addition, given the cash saving, transferring and management functions of Yinglibao, Yinglibao may be subject to futures additional Chinese laws and regulations related to banking and securities businesses in the event Yinglibao became restricted or even prohibited by Chinese laws, our customers’ financial activities may be affected and there may be a material adverse impact on our new business ventures to provide users with alternative investment opportunities.

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The Guidelines for the Depository Business of Peer-to-Peer Lending Funds (the “Custodian Guidelines”) was promulgated by Circular of the General Office of CBRC on February 22, 2017. The Custodian Guidelines further clarifies the custodian requirements for the funds of investors and borrowers held by online lending information service intermediaries.

The Custodian Guidelines specifies that an online lending information intermediary may only designate one qualified commercial bank as its fund custodian institution for the funds of investors and borrowers held by it, and further clarifies detailed requirements and procedures for setting up custody accounts with commercial banks. To the extent that the relevant online lending information intermediaries and commercial banks are not in full compliance with the Custodian Guidelines, they are required to make correction or rectification within a six-month period specified by the Custodian Guidelines.

In accordance with the Guidelines and the Interim Measures, the CBRC further the Information Disclosure Guidelines, on August 23, 2017. The Information Disclosure Guidelines further clarified the disclosure requirements for online lending information intermediaries. Pursuant to the Information Disclosure Guidelines, online lending information intermediaries should disclose certain information on their websites and all other internet channels, including mobile applications, WeChat official accounts or Weibo, including, among others (i) the record-filing and registration information, the organization information, the examination and verification information, and transaction related information, including transactions matched through the online lending information intermediaries for the previous month, all of which shall be disclosed to the public; (ii) the basic information of the borrowers and the loans, the risk assessment of such loans, and the information of the outstanding transactions matched, all of which shall be disclosed to the investors; and (iii) any event that would result in a material adverse effect to the operations of online lending information intermediaries, which shall be disclosed to the public within 48 hours upon occurrence. The Disclosure Guidelines also require online lending information intermediaries to record all the disclosed information and retain such information for no less than five years from the date of the disclosure. To the extent that the relevant online lending information intermediaries are not in full compliance with the Information Disclosure Guidelines, they are required to make correction or rectification within a six-month rectification period starting from the date the Information Disclosure Guidelines was issued. Any violation of the Information Disclosure Guidelines by an online lending intermediary may be subject the online lending intermediary to certain penalties under Interim Measures. We have taken various measures to comply with the Interim Measures, the Custodian Guidelines, and other laws and regulations that are applicable to our business operations.

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On July 23, 2019, the Supreme People’s Court of the People’s Republic of China, the Supreme People’s Procuratorate of the People’s Republic of China, the Ministry of Public Security of the People’s Republic of China, and the Ministry of Justice of the People’s Republic of China jointly formulated the Opinions on Several Issues Concerning the Handling of Criminal Cases of Illegal Lending. Regulations are designed to punish illegal lending and criminal activities in accordance with the law. The document came into effect on October 21, 2019.

In November 2019, the Internet Finance Remediation Leading Group and the Online Loan Remediation Leading Group jointly issued the Guidance Opinions on the Transformation of Internet Lending Information Intermediaries into Pilot Pilots for Microfinance Companies, which gave the online lending information intermediaries a specific transformation plan to transform into small-scale online lending companies.

Regulation of account management business

A draft Account Management Operational Rules (the “Draft Rules”) was released by Securities Association of China (the “Association”) on March 16, 2015 for public comments. Pursuant to the Draft Rules, account management refers to provision of value analysis or investment decision for clients in respect of investing in or trading of securities, funds, futures and other relevant financial products, and carrying out investment or trading management on behalf of clients. Securities houses and securities investment consulting firms are allowed to provide account management services upon satisfying the following conditions:

●	obtained the securities investment consulting services license, and with a registered capital of not less than RMB 50 million;

●	there are at least 10 employees with securities investment consulting services license and more than 2 years’ relevant experience in securities, funds or futures, and qualified senior management;

●	proper operational management, internal control and investment protection systems commensurate with its businesses;

●	proper operational premises and facilities and technology system commensurate with its businesses;

●	there has been no criminal or administrative penalty relating to violation of law or regulations in the past three years, nor is there ongoing investigation or correction involving potential violation of law or regulations; and

●	other conditions pursuant to relevant laws or regulations and rules by the Association.

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Employees involving in the account management services are required to hold the securities investment consulting services license, registered with the Association as investment consultant, have relevant experience in securities investment, research, investment consulting or similar businesses, have sound credit and ethical record, and have not been subject to criminal or administrative penalty in the past 3 years.

Notwithstanding that we have not been engaged in account management business, in the event the Draft Rules becomes effective in the future and we intend to be engaged by clients to provide investment or trading management services, the Draft Rules is expected have a positive impact on our business.

Foreign ownership restriction on Internet content provision business

According to the Provisions on Administration of Foreign Invested Telecommunications Enterprises, or the FITE Provisions, promulgated by the State Council in December 2001 and amended in September 2008 and 2016, foreign ownership in the companies that provide Internet content services, including our business of providing financial information and data to Internet users, must not exceed 50%. In order to comply with this foreign ownership restriction, we operate our website in China through CFO Fuhua, which is wholly owned by Zhiwei Zhao, our former chairman and chief executive officer, and Jun Wang, our former director, both of whom are PRC citizens. Under FITE Provisions and other related regulations, we cannot directly hold the licenses and approvals necessary to operate our website because those licenses and approvals cannot be held by foreign entities or majority foreign-owned entities. We, as a company incorporated in Hong Kong, are a foreign entity for this purpose.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, we cannot assure investors that the PRC regulatory authorities will not ultimately take a view that is contrary to the opinion of Jincheng Tongda & Neal Law Firm, our PRC legal counsel. If the PRC government finds that the agreements that establish the structure of our operations in China do not comply with PRC government restrictions on foreign investment in our industry, we could be subject to severe penalties.

Internet-related licenses and permits

There are a number of aspects of our business which require us to obtain licenses from a variety of PRC and Hong Kong regulatory authorities.

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In September 2000, the State Council promulgated the Telecommunications Regulations, or the Telecom Regulations, and amended in 2016. The Telecom Regulations categorize all telecommunications businesses in the PRC as either basic or value-added. Internet content services, or ICP services, are classified as value-added telecommunications businesses. Under the Telecom Regulations, commercial operators of value-added telecommunications services must first obtain an operating license from the MIIT or its provincial level counterparts. In September 2000, the State Council issued the Administrative Measures on Internet Information Services, or the Internet Measures, according to which, commercial ICP service operators must obtain an ICP license from the relevant government authorities before engaging in any commercial ICP operations within the PRC.

In order to host our website, CFO Fuhua is required to hold an ICP license issued by MIIT or its local offices. Pursuant to the revised Administrative Measures for Telecommunications Business Operating License promulgated by MIIT in March 2009, ICP operators providing value-added services in multiple provinces are required to obtain an inter-regional license (or National License) and ICP operators providing the same services in one province are required to obtain a local license (or Local License). CFO Fuhua currently holds a Local License and an ICP license both issued by the local branch of MIIT in Beijing. In October 2017, Beijing Chuangying Investment Consultant Co., Ltd. obtained an ICP license issued by the local branch of MIIT in Beijing, which allows Beijing Chuangying Investment Consultant Co., Ltd. to provide Internet information service (excluding information search service, information instant interaction service).

A regulation issued by MIIT, the Notice on Certain Issues Regarding the Regulation of Short Messaging Services on April 29, 2004, requires short message, or SMS, content providers to obtain an SMS license from MIIT or its local offices. We have obtained the required SMS license via CFO Fuhua for the delivery of our financial short message content.

Furthermore, MIIT has promulgated the Internet Electronic Messaging Service Administrative Measures in November 2000, or the BBS Measures, requiring ICP license holders that provide online bulletin board services to register with, or obtain an approval from, the relevant telecommunications authorities. CFO Fuhua has obtained such approval from Beijing Communications Administration and Shanghai Communications Administration, respectively, the government agency in charge of this matter.

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On July 6, 2004, the State Administration of Radio Film and Television promulgated the Rules for the Administration of Broadcasting of Audio/Video Programs through the Internet and Other Information Networks, or the A/V Broadcasting Rules. The A/V Broadcasting Rules apply to the opening, broadcasting, integration, transmission or download of audio/video programs via the Internet and other information networks. Anyone who wishes to engage in Internet broadcasting activities must first obtain an audio/video program transmission license, with a term of two years, issued by the State Administration of Radio Film and Television and operate pursuant to the scope as provided in such license. Foreign invested enterprises are not allowed to engage in this business nor obtain such license. On December 20, 2007, the State Administration of Radio Film and Television and the MIIT jointly issued the Rules for the Administration of Internet Audio and Video Program Services, commonly known as Document 56, which came into effect as of January 31, 2008. Document 56 reiterates the requirement set forth in the A/V Broadcasting Rules that online audio/video service provider must obtain a license from the State Administration of Radio Film and Television. Furthermore, Document 56 requires all online audio/video service providers to be either wholly state-owned or state-controlled. According to relevant official answers to press questions published on the State Administration of Radio Film and Television’s website dated February 3, 2008, officials from the State Administration of Radio Film and Television and the MIIT clarified that online audio/video service providers that already had been operating lawfully prior to the issuance of Document 56 may re-register and continue to operate without becoming state-owned or controlled, provided that such providers have not engaged in any unlawful activities. This exemption will not be granted to online audio/video service providers established after Document 56 was issued. CFO Fuhua holds a Radio and TV Program Production and Business Operation License which allows it to produce and publish cartoons, entertainment programs and special topic programs and an Information Network Communicated Audio-Video Program License which allows it to broadcast securities and futures information related audio-video programs through website and apps.

On March 16, 2018, National Radio and Television Administration (the “SAPPRFT”) promulgated the Notice on Further Regulating the Transmission Order of Internet Audio-Visual Program Services, which provides that the classic literary works, radio, film and television programs, and original internet audio-visual programs shall not be re-edited, re-dubbed, re-subtitled or partly captured and consolidated as a new program without authorizations, and providers of internet audio-visual program services shall strictly manage and supervise such re-edited programs uploaded by the internet users and shall not provide any transmission channel for those internet audio-visual programs with political orientation issues, copyright issues or content issues.

Regulation of internet content

The PRC government has promulgated measures relating to Internet content through a number of ministries and agencies, including MIIT, the Ministry of Culture and the General Administration of Press and Publication. These measures specifically prohibit Internet activities, which include provision of financial information through the Internet, that result in the publication of any content which is found to, among other things, propagate obscenity, gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC, or compromise State security or secrets. If an ICP license holder violates these measures, the PRC government may revoke its ICP license and shut down its websites.

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CFO Fuhua’s ICP license expressly state that, in relation to its Internet content provision, among other things, it is not allowed to publish general news on politics, society or culture, or establish a “news column”, or provide such information under the express heading of “news”. On September 25, 2005, State Council Information Office and MIIT jointly promulgated the Provisions for the Administration of Internet News Information Services, in which the authorities provided an applicable definition of Internet news information services and defined such news information as general news information. It further required that ICPs that provide Internet news information services within such definition must apply for a license. In practice, such license is compulsorily required when political, military or diplomatic news is involved. Our current business, specifically the provision of financial or securities related information through the Internet, will not be affected without procuring such license.

On August 25, 2017, the CAOC issued the Administration Measures for Internet Forum Community Service, effective on October 1, 2017, to regulate the provision of online interactive social network services for information dissemination. On August 25, 2017, the CAOC issued the Administration Measures for Internet Comment Thread Services, effective on October 1, 2017, for regulating the provision of services by websites, applications, interactive broadcasting platforms, and other communication platforms with news and media characteristics that allow users to release text, photos, audio, and video. On September 7, 2017, the CAOC issued the Administration Measures for Internet Chat Group Services, effective on October 8, 2017, to regulate the provision of platform services for that allow Internet user groups to exchange information online. On September 7, the CAOC issued the Administration Measures for Internet Users’ Social Account Information Services, effective on October 8, 2017. These measures provide, among other things, that Internet platform operators providing the covered services will be responsible for the security of information and content published over their platforms, and provide enhanced requirements for user registration, information review, emergency response, and security.

In May 2017, the Administrative Regulations for Internet News Information Services and Implementation Rules on the Administration of Internet News Information Services Permits (collectively the “News Regulations”) were promulgated by the CAOC to replace the Administrative Rules for Internet News Information Services promulgated by the SCIO in 2005 (the “Old News Rules”). The News Regulations stipulate that Internet news information services include production, publishing, and republishing services and platforms providing for the dissemination of news over the Internet, and specify that platforms providing for the dissemination of news over the Internet will be required to obtain an Internet news information services permit.

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On May 2, 2017, the CAOC, issued the Administrative Enforcement Procedures for the Administration of Internet-based Information Content, or the Enforcement Procedures, effective June 1, 2017. Pursuant to the Enforcement Procedures, the CAOC and its local branch offices have the authority to enforce, and impose administrative sanctions on activities prohibited by applicable administrative laws and regulations concerning Internet-based information content.

The Provisions on the Governance of Network Information Content Ecology have been approved by the Cyberspace Administration of China and were implemented on March 1, 2020. According to these provisions, content platforms shall set up a mechanism for ecological governance of network information content, develop detailed rules for ecological governance of the network information content, and improve systems for user registration, account management, information release examination, posts and comments examination, among others.

Regulation of information security

The National People’s Congress has enacted legislation that prohibits use of the Internet that breaches the public security, disseminates socially destabilizing content or leaks state secrets. Breach of public security includes breach of national security and infringement on legal rights and interests of the state, society or citizens. Socially destabilizing content includes any content that incites defiance or violations of PRC laws or regulations or subversion of the PRC government or its political system, spreads socially disruptive rumors or involves cult activities, superstition, obscenities, pornography, gambling or violence. State secrets are defined broadly to include information concerning PRC national defense, state affairs and other matters as determined by the PRC authorities.

According to other relevant regulations, ICP operators must complete mandatory security filing procedures and regularly update information security and censorship systems for their websites with local public security authorities, and must also report any public dissemination of prohibited content.

In addition, the State Secrecy Bureau has issued provisions authorizing the blocking of access to any website it deems to be leaking state secrets or failing to comply with the relevant legislation regarding the protection of state secrets during online information distribution. Specifically, Internet companies in China with bulletin boards, chat rooms or similar services must apply for specific approval prior to operating such services.

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On November 23, 2005, the Ministry of Public Security promulgated Provisions on Technological Measures for Internet Security Protection, or Internet Protection Measures. The Internet Protection Measures require all ICP operators to keep records of certain information about its users (including user registration information, log-in and log-out time, IP address, content and time of posts by users) for at least 60 days and submit the above information as required by laws and regulations. CFO Fuhua has already taken measures to comply with these laws and regulations.

On November 7, 2016, the Standing Committee of the National People’s Congress issued the Internet Security Law (the “Internet Security Law”), which took effect on June 1, 2017. The Internet Security Law requires providers of services over Internet networks to keep user information that they have collected in strict confidence and to establish improved systems for the protection of user information. Such service providers must provide notice of the purpose, methods and scope of their collection and use of user information, and obtain the consent of each person whose personal information will be collected. Providers of services over Internet networks may not collect any personal information that is not related to the services they provide, or disclose or tamper with personal information that they have collected, unless such information is encoded to prevent identification of individuals whose information is so disclosed or tampered with. Service providers who do not comply with the Internet Security Law may be subject to fines, suspension of their businesses, shutdown of their websites, and revocation of their business licenses.

The Cryptography Law of the People’s Republic of China was promulgated on October 26, 2019 and effective on January 1, 2020. This Law is enacted with a view to regulating the application and administration of cryptography, promoting the development of cryptography undertakings, safeguarding cyber and information security, and protecting the legitimate rights and interests of citizens, legal persons and other organizations.

The Provisions on the Ecological Governance of Network Information Contents were promulgated on December 15, 2019 and effective on March 1, 2020, which is going to govern network information content to establish and improve a comprehensive network governance system, create a clear network space, and build a good network ecology.

On June 1, 2020, Cybersecurity Review Measures came into effect. These Measures ensure the security of the supply chain of critical information infrastructure and safeguard national security.

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The Civil Code of the People’s Republic of China, was promulgated on May 28, 2020, and effective on January 1, 2021 requires that the personal information of a natural person shall be protected by the law. Any organization or individual shall legally obtain the personal information of others when necessary and ensure the safety of such personal information, and shall not illegally collect, use, process or transmit the personal information of others, or illegally buy or sell, provide or make public the personal information of others. Personal information refers to all kinds of information recorded by electronic or otherwise that can be used to independently identify or be combined with other information to identify specific natural persons, including the natural persons’ names, dates of birth, ID numbers, biometric information, addresses, telephone numbers, e-mail addresses, health information, etc. The processing of personal information shall be subject to the principle of legitimacy, rightfulness and necessity, with no excessive processing, and shall meet the following conditions: (i) with the consent of the natural person or the guardian thereof, unless otherwise provided by laws or administrative regulations; (ii) disclosing rules on processing information; (iii) expressly stating the purpose, method and scope of information to be processed; and (iv) not violating the provision of the laws and administrative regulations and the agreement of both parties. Processing of personal information includes the collection, storage, use, processing, transmission, provision and disclosure of personal information, etc. A natural person may consult or copy his or her personal information with any information processor in accordance with the law; if any error is found in the information, the natural person has the right to raise an objection and request the information processor to take necessary measures such as corrections in a timely manner. Where a natural person discovers that an information processor has processed his or her personal information in violation of the provisions of laws and administrative regulations or the agreement between both parties, he or she shall have the right to request that the information processor promptly delete the information. Information processors shall not divulge or tamper with personal information collected or stored by them; without the consent of a natural person, information processors shall not illegally provide personal information of such person to others, except for information that has been processed so that specific persons cannot be identified and that cannot be restored. An information processor shall take technical measures and other necessary measures to ensure the security of the personal information that is collected and stored and to prevent the information from being divulged, tampered with or lost; where personal information has been or may be divulged, tampered with or lost, the information processor shall take remedial measures in a timely manner, inform the natural person concerned in accordance with the provisions and report the case to the relevant competent department.

On May 28, 2019, the Cyberspace Administration of China promulgated the Draft of Administrative Measures. According to the Draft of Administrative Measures, Cyberspace operators shall, in accordance with relevant laws and administrative regulations, with reference to national cyber security standards, perform the obligation for data security protection, establish data security management responsibility as well as evaluation and appraisal systems, develop data security plans, implement data security technology protection, and carry out assessment of data security risks, develop contingency plans for cyber security incidents, promptly handle security incidents and organize data security-related education and training. On July 3, 2020, the Draft of Data Security Law was deliberated on at the 20th Session of the Standing Committee of the 13th National People’s Congress. According to the Draft of Data Security Law, the entities and individuals shall fulfill the obligations of data security protection, which include to monitor risks of data activities and report in a timely manner to the administrative department any data security incidents. On October 21, 2020 the National People’s Congress Standing Committee issued the Personal Information Protect Law (Draft). The Draft stipulates the handling of the personal information.

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Regulation of online securities information

Securities Association of China released the Online Securities Information System Technical Guidance for Securities Houses (the “Guidance”), effective from March 13, 2015. According to Section 54 of the Guidance, securities houses are not allowed to provide port access to third party service providers in respect of online securities services and trading related services. Securities trading instructions are required to be processed exclusively and internally within the securities houses’ owned systems. On May 24, 2019, the Cyberspace Administration of China issued the Cyberspace Administration of China on Soliciting Public Opinions on the Measures for Cybersecurity Censorship (Exposure Draft), which is open for public comments. The purpose of formulating the measures, the objects of review, the principles for implementing the review and Methods and other aspects have been modified and improved, with emphasis on the protection of critical information infrastructure. Among them, the unified leadership of the Central Cyberspace Information Commission on network security review work was particularly emphasized, and strict and specific regulations were also made for the entire review process.

We provide Securities Link services which currently connect to securities houses’ trading port access through customer-end software, such services include online securities services and trading services. Upon the Guidance becomes effective, we may need to adjust the current technical arrangement. Having worked with the relevant securities houses, we are prepared to operate within the requirement of the Guidance by changing our trading port access technology.

Regulation of intellectual property rights

The State Council and the National Copyright Administration have promulgated various regulations and rules relating to protection of software in China. Under these regulations and rules, software owners, licensees and transferees should register their rights in software with the National Copyright Administration or its local offices and obtain software copyright registration certificates. The National People’s Congress amended the Copyright Law in 2001 and 2010, and revised in 2020, effective in 2021 to widen the scope of works and rights that are eligible for copyright protection. The amended Copyright Law extends copyright protection to products disseminated over the Internet and computer software. The revised Copyright Law has perfected the relevant regulations on copyright protection in cyberspace, in particular, greatly increasing the upper limit of legal compensation for infringement and clarifying the principle of punitive damages, etc. We have registered all of our self-developed software with the National Copyright Administration.

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PRC law requires owners of Internet domain names to register their domain names with qualified domain name registration agencies approved by MIIT and obtain a registration certificate from such registration agencies. A registered domain name owner has an exclusive use right over its domain name.

Unregistered domain names may not receive proper legal protections and may be misappropriated by unauthorized third parties. We have registered our domain name www.jrj.com with the ICANN and obtained a certificate for this domain name. ICANN is an internationally organized, non-profit corporation that is responsible for Internet Protocol (IP) address space allocation, protocol identifier assignment, generic (gTLD) and country code (ccTLD) Top-Level Domain name system management, and root server system management functions.

Regulation of website name

On October 1, 2004, the Administrative Rules on Filing of Commercial Websites for Records were promulgated by the Beijing Municipal Administration of Industry and Commerce, or Beijing AIC to replace the Implementing Measures of the Temporary Administration Rules on Filing of Commercial Website for Record promulgated by the Beijing AIC on September 1, 2000. According to The Administrative Rules on the Filing of Commercial Websites, websites must comply with the following requirements:

●	filing with the Beijing AIC and obtain electronic registration marks;

●	placing the registration marks on their websites’ homepages; and

●	registering their website names with the Beijing AIC.

CFO Fuhua has registered website name, “JRJ Investment and Finance Network” with, and received electronic registration marks from Beijing AIC.

Regulation of privacy protection

PRC law does not prohibit ICPs from collecting and analyzing personal information from their users. The Standing Committee of the National People’s Congress issued the Decisions on Strengthening the Protection of Internet Information, effective on December 28, 2012 (“Information Protection Decisions”), pursuant to which, ICPs may collect users’ personal information with the principals of legality, legitimacy and necessity and shall be consented by the users. We require our users to accept a user agreement whereby they agree to provide certain personal information to us. The Information Protection Decisions prohibit ICPs from disclosing to any third parties any information transmitted by users through their networks unless otherwise permitted by law. If an ICP violates these regulations, MIIT or its local offices may impose penalties (including fines, confiscation of revenues, revocation of permits, shut down of websites and criminal penalties, as appropriate) and the ICP may be liable for damages caused to its users.

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The General Rules of the Civil Law of the People’s Republic of China promulgated by National People’s Congress in March 15, 2017 and effective as of October 1, 2017 require that any organization or individual shall legally obtain the personal information of others when necessary and ensure the safety of such personal information, and shall not illegally collect, use, process or transmit the personal information of others, or illegally buy or sell, provide or make public the personal information of others.

On May 8, 2017, the Supreme People’s Court of the PRC and the Supreme People’s Procurator of the PRC issued the Interpretation of the Supreme People’s Court and the Supreme People’s Procurator on Several Issues Concerning the Applicable Law for Criminal Cases with respect to Infringement of Citizen’s Personal Information, which defines “personal information,” “the provision of personal information,” and “the illegal collection of personal information.”

Cyber Security Law came into effect on June 1, 2017. According to the Cyber Security Law, providers of services over Internet networks may not collect any personal information that is not related to the services they provide, or disclose or tamper with personal information that they have collected, unless such information is encoded to prevent identification of individuals whose information is so disclosed or tampered with. Under the Cyber Security Law, the internet service providers are required to take technical and other necessary measures to ensure the security of the personal information they have collected and prevent the personal information from being divulged, damaged or lost. Service providers who do not comply with the Cyber Security Law may be subject to fines, warnings, suspension of their businesses, confiscation of illegal gains, shutdown of their websites, and revocation of their business licenses.

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Regulation of online advertising

The PRC government regulates advertising, including online advertising, principally through the State Administration for Industry and Commerce, although there are no national PRC laws or regulations specifically regulating online advertising business. Under the Rules for Administration of Foreign-Invested Advertising Enterprise, promulgated by the State Administration for Industry and Commerce and the Ministry of Commerce in March 2004 and amended in October 2008, foreign investors are permitted to own equity interests in PRC advertising companies. However, foreign investors of wholly foreign-owned and joint venture advertising companies are required to have at least three years and two years, respectively, of direct operations in the advertising industry outside of China. Since we have not been involved in advertising outside of China for the required number of years, we cannot hold equity interests in PRC companies engaged in advertising business directly.

On November 30, 2004, the SAIC issued the Administrative Regulations for Advertising Operation Licenses, or the Advertising Regulations, taking effect as of January 1, 2005. Pursuant to the Advertising Regulations and other related rulings, enterprises conducting online advertising activities are exempted from the previous requirement to obtain an advertising permit in addition to a business license. We proceed with our online advertising business through CFO Fuhua, which has procured business licenses that include online advertising in its business scope.

In January 2016, the Beijing Administration of Industry and Commerce issued an oral notice to the online platforms to suspend accepting advertisements with respect to P2P and financial products. The existing advertisements falling within these categories were requested to be taken down.

On July 4, 2016, the SAIC issued the Interim Measures for Administration of Internet Advertising, or the Interim Measures for Internet Advertising, effective since September 1, 2016, which defines the scope of services included within internet advertising; specifies the respective obligations of internet advertisers, advertising agencies, advertising publishers and internet information service providers; and provides penalties for violations. The Interim Measures for Internet Advertising forbids luring users to click on the content of internet advertisements by any fraudulent means and attaching advertisements or advertising links to emails sent by users without their permission. Under the Interim Measures for Internet Advertising, internet advertisers are responsible for the authenticity of the contents of online advertisements, and internet advertising publishers and advertising agencies are required to verify the content of advertisements, and employ inspectors who are familiar with PRC laws and regulations governing online advertising.

On February 9, 2018, the SAIC issued the Circular of the State Administration for Industry and Commerce on Launching a Special Program to Rectify Internet Advertisements, effective since February 9, 2018, which work on top of the agenda include false and illegal internet advertisements of financial investments, investment attraction and collections that include contents cheating or misleading consumers and harm property interests of the masses.

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Advertisers, advertising operators and advertising distributors are required by PRC advertising laws and regulations to ensure that the contents of the advertisements they prepare or distribute are true and in full compliance with applicable laws and regulations. In addition, where a special government review is required for certain categories of advertisements before publishing, the advertisers, advertising operators and advertising distributors are obligated to confirm that such review has been performed and that relevant approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In the case of serious violations, the State Administration for Industry and Commerce or its local branches may force the violator to terminate its advertising operation or even revoke its business license. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties.

The Advertisement Law of the People’s Republic of China of October 27, 1994, was amended and revised for the first time by the Standing Committee of the People’s Congress on April 24, 2015, since its adoption on October 27, 1994. It was promulgated by the Order No. 22 of the President of the People’s Republic of China and came into force on September 1, 2015. The revised Law brings the following significant changes to the regulatory regime for advertising activities in China, including online advertising:

●	establishing strict regulations of the scope and content of advertisements relating to the expansion of definition of “advertisements” and “advertisers”, the restrictions on advertising to children and the stringent controls over the advertising of specific products and services;

●	providing specific measures to deal with false advertising;

●	tightening rules for methods of advertising; and

●	increasing the penalties for illegal advertisements and the authorities’ powers of enforcement.

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Corporate Structure

The following table sets forth the details of our principal subsidiaries and significant PRC-incorporated affiliates as of December 31, 2020:

	Jurisdiction of	Legal Ownership
Name	Incorporation	Interest ***
Fortune Software (Beijing) Co., Ltd.	PRC	100%
China Finance Online (Beijing) Co., Ltd.	PRC	100%
Shenzhen Genius Information Technology Co., Ltd.	PRC	100%
Zhengyong Information & Technology (Shanghai) Co., Ltd.	PRC	100%
Zhengtong Information & Technology (Shanghai) Co., Ltd.	PRC	100%
Fortune (Beijing) Success Technology Co., Ltd.	PRC	100%
Shanghai Stockstar Information & Technology Co., Ltd.*	PRC	Nil
Beijing Zhengjin Wealth Management Co., Ltd.*	PRC	Nil
Beijing CFO Premium Technology Co., Ltd.*	PRC	Nil
Beijing CFO Glory Technology Co., Ltd.*	PRC	Nil
Beijing Fuhua Innovation Technology Development Co., Ltd. *	PRC	Nil
Beijing Chuangying Advisory and Investment Co., Ltd.*	PRC	Nil
Beijing Huizhi Fortune Technology Co., Ltd.*	PRC	Nil
Shenzhen Newrand Securities Advisory and Investment Co., Ltd.*	PRC	Nil
Zhongheng Xintai (Beijing) Asset Management Co., Ltd.*	PRC	Nil
Shenzhen Newrand Securities Training Center*	PRC	Nil
Shenzhen Ganlanren Investment Management Co., Ltd. *	PRC	Nil
Shanghai Stockstar Wealth Management Co., Ltd.*	PRC	Nil
Beijing Zhongjun Sunshine Investment and Management Co., Ltd*	PRC	Nil
Fortune (Beijing) Huiying Investment Consulting Co., Ltd.*	PRC	Nil
iTougu (Beijing) Network Technology Co., Ltd.*	PRC	Nil
iTougu (Beijing) Education Technology Co., Ltd.	PRC	Nil
Shenzhen Rifa Commercial Factoring Co. Ltd.*	PRC	Nil
Shenzhen Tahoe Investment and Development Co., Ltd.*	PRC	Nil
Rifa Financial Holdings Limited**	BVI	85%
Rifa Securities Limited**	Hong Kong	85%
Rifa Futures Limited**	Hong Kong	85%
Rifa Asset Management Limited	Hong Kong	85%
Rifa Credit Limited**	Hong Kong	85%
Rifa Wealth Management Co. Limited	Hong Kong	85%

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*	Denotes variable interest entities or subsidiaries of variable interest entities

**	iSTAR Financial Holdings Limited was renamed Rifa Financial Holdings Limited on June 14, 2016, iSTAR International Securities Co. Limited was renamed Rifa Securities Limited on June 15, 2016, iSTAR International Futures Co. Limited was renamed Rifa Futures Limited on June 15, 2016, iSTAR International Credit Co., Limited was renamed Rifa Credit Limited in 2016.

***   We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares offered in this prospectus are shares of our Hong Kong holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “Corporate Structure” on page 53. See also “Risk Factors - Risks Related to our VIE Agreements” and “Risk Factors - Risks Related to our Corporate Structure” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

For the years ended December 31, 2020 and 2019, 64.2% and 49.3% of our revenue were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 20.1% and 55.7% of our net loss were derived from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 75.0% and 58.5% of our total assets were from our VIEs, respectively. For the years ended December 31, 2020 and 2019, 31.6% and 24.1% of our total liabilities were from our VIEs, respectively.

The following table sets forth the details of our variable interest entities and their respective business sectors as of December 31, 2020:

Variable interest entities	Business sector
Beijing Fuhua Innovation Technology Development Co., Ltd.	Advertising and enterprise value-added services
Shenzhen Newrand Securities Advisory and Investment Co., Ltd.	Financial information and advisory services/other financial services
Shanghai Stockstar Wealth Management Co., Ltd.	N/A
Shenzhen Ganlanren Investment Management Co., Ltd.	N/A
Beijing Huizhi Fortune Technology Co., Ltd.	N/A
Beijing CFO Premium Technology Co., Ltd.	N/A

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PRC regulations currently limit foreign ownership of companies that provide ICP services, which include our business of providing financial information and data to Internet users, not to exceed 50%. We are a Hong Kong company and we conduct our operations in China through our wholly owned subsidiaries. We are a foreign enterprise and the wholly owned subsidiaries are all foreign invested enterprises under PRC law and, accordingly, neither we nor our wholly owned subsidiaries are eligible for a license to operate ICP services or provide online advertising services in China. In order to comply with foreign ownership restrictions, we operate our online business in China through CFO Fuhua. We have entered into a series of contractual arrangements with CFO Fuhua and its shareholders, including contracts relating to the leasing of equipment, the licensing of our domain name, the provision of technical support services and strategic consulting and certain shareholder rights and corporate government matters. CFO Fuhua is a PRC domestic company controlled by Zhiwei Zhao, our former chairman and chief executive officer, and Jun Wang, our former director.

In addition, the Company’s wholly owned subsidiaries including CFO Beijing, CFO Software, and Zhengtong Information & Technology (Shanghai) Co., Ltd. (“CFO Zhengtong”) (collectively, the “WFOEs” and each a “WFOE”) have entered into a series of contractual arrangements with the variable interest entity or VIEs, which include CFO Fuhua, Beijing Huizhi Fortune Technology Co., Ltd. (“CFO Huizhi”), Shanghai Stockstar Wealth Management Co., Ltd. (“Stockstar Wealth Management”), Shenzhen Newrand Securities Advisory and Investment Co., Ltd. (“CFO Newrand”), Beijing CFO Premium Technology Co., Ltd., Beijing CFO Glory Technology Co., Ltd. and Shenzhen Ganlanren Investment Management Co., Ltd. in order to engage in certain businesses in which foreign investment were restricted or prohibited in China historically. Specifically, these contractual arrangements enable us to:

●	have the power to direct the activities that most significantly affect the economic performance of the VIEs and their subsidiaries;

●	receive substantially all of the economic benefits from the VIEs and their subsidiaries in consideration for the services provided by our WFOEs; and

●	have an exclusive option to purchase from each of the shareholders of the VIEs all or part of the VIEs’ equity interest, when and to the extent permitted by PRC law, or request any existing shareholder of VIEs to transfer all or part of the equity interest in the VIEs to another PRC person or entity designated by us at any time in our discretion.

These contractual arrangements are summarized in the following paragraphs.

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Exclusive Technology Consulting and Management Service Agreement. Pursuant to a series of technology support and service agreements, the WFOEs retain the exclusive right to provide the VIEs and their subsidiaries technology support and consulting services and exclusive management consulting service. As a result of these services, the WFOEs are entitled to charge the VIEs and their subsidiaries annual service fees. The principal services agreements that the WFOEs have entered into with the VIEs include:

●	strategic consulting services agreement, pursuant to which the amount of fees to be charged is 30% of each VIE’s income before tax;

●	technical support services agreement, pursuant to which the amount of fees to be charged is 30% of each VIE’s income before tax; and

●	operating support services agreement, pursuant to which the amount of fees to be charged is 40% of each VIE’s income before tax.

Power of Attorney. Pursuant to the power of attorney, each of the shareholders of the VIEs has executed an irrevocable power of attorney assigning the WFOEs or individuals designated by the WFOEs as their attorney-in-fact to vote on their behalf on all matters of the VIEs requiring shareholder approval under PRC laws and regulations and the articles of association of VIEs. The articles of incorporation of the VIEs state that the major rights of the shareholders include the right to appoint directors, the general manager and other senior management members.

Loan Agreement. Pursuant to the relevant loan agreement, each of our respective WFOEs has granted a loan to the shareholders of VIEs, which may only be used for the sole purpose of financing the acquisition of the equity interests of such shareholders in VIEs. The shareholders of VIEs can only repay the loan by transferring all of their interest in VIE to our WFOE or a third party designated by WFOE. If and when such shareholders transfer their interest in VIEs to WFOE or WFOE’s designee, if the actual transfer price is higher than the principal amount of the loan, the amount exceeding the principal amount of the loan will be deemed as interest accrued on such loan and repaid by such shareholders to WFOE. While Hong Kong law limits maximum interest payment payable to 60% of the outstanding principal amount per annum, this limitation would be relevant only if, the actual value of such VIEs have increased at an average annual rate greater than 60% at the time the shareholders of VIEs transfer to WFOE their interest in VIEs. Accordingly, we do not believe this limitation will have a material effect on our business and operations, or will result in a material amount being paid to the shareholders of VIEs if and when they are permitted to transfer their interest in VIEs to WFOEs.

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Purchase Option Agreement. Pursuant to the relevant purchase option agreement, each of the shareholders of VIEs are obligated to sell to each respective WFOEs, and relevant WFOEs have an exclusive option to or designate another party to purchase from each of them, all or any portion of their equity interest in VIEs when and to the extent that applicable PRC law permits us to own part or all of the equity interest in VIEs. In addition, WFOEs have an exclusive option to require relevant VIEs to transfer all of its assets to WFOEs or WFOEs’ designee if and when any of the shareholders ceases to be a director or employee of VIEs, or either such shareholder desires to transfer its equity interest in VIEs to a party other than the existing shareholders of VIEs, to the extent permitted by PRC law.

The exercise price of the option will equal (i) the total principal amount under the VIE Loans, or (ii) the price required by relevant PRC law or government approval authority if such required price is higher than the total principal amount under the VIE Loans.

Following any exercise of the option, the parties will enter into a definitive share or asset purchase agreement and other related transfer documents within 30 days after written notice of exercise is delivered by us. Pursuant to the purchase option agreement, at all times before we or any party designated by us acquire 100% of VIEs’ equity interest or assets, each of VIE may not (1) sell, transfer, assign, dispose of in any manner or create any encumbrance in any form on any of its assets unless such sale, transfer, assignment, disposal or encumbrance is related to the daily operation of VIEs or has been disclosed to and consented to in writing by relevant WFOE; (2) enter into any transaction which may have a material effect on VIE’s assets, liabilities, operations, equity or other legal interest unless such transaction relates to the daily operation of VIEs or has been disclosed to and consented to in writing by relevant WFOE; or (3) distribute any dividends to its shareholders in any manner. In addition, each of the shareholders of VIEs may not cause such VIE to amend its articles of association to the extent such amendment may have a material effect on such VIE’s assets, liabilities, operations, equity or other legal interest except for pro rata increases of registered capital required by law.

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Share Pledge Agreement. The share pledge agreement is an agreement which collateralizes equity interests in our VIEs as security interest. Pursuant to a share pledge agreement, the shareholders of VIEs have pledged all of their equity interest in VIEs to relevant WFOEs to secure the payment and the performance of all other obligations of WFOEs under the VIE contracts. Each of shareholders of VIEs agree not to transfer, assign, pledge or in any other manner dispose of his interest in VIEs or create any other encumbrance on their interest in VIEs, which may have a material effect on WFOE’s interest without the written consent of the WFOE, except the transfer of their interest in VIE to WFOE or the third-party assignee designated by WFOE according to the purchase option agreement.

We entered into contractual arrangements with our affiliates including significant affiliates such as CFO Fuhua, CFO Newrand, CFO Huizhi and Shenzhen Ganlanren Investment Management Co., Ltd. and their shareholders. As a result of these contractual arrangements we obtained substantial control and became the primary beneficiary of our PRC-incorporated affiliates and, accordingly, we consolidate the results of operations of our PRC-incorporated affiliates in our financial statements.

In the opinion of Jincheng Tongda & Neal Law Firm, our PRC legal counsel:

●	the corporate structure of the Company and its subsidiaries and our PRC-incorporated affiliates are in compliance with existing PRC laws and regulations; and

●	the contractual arrangements governing each of our VIE relationships are valid, binding and enforceable under, and do not violate PRC laws or regulations currently in effect.

There are, however, substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, there can be no assurance that the PRC regulatory authorities will not in the future take a view that is contrary to the above opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for our operations in China do not comply with PRC regulatory restrictions on foreign investment in our industry, we could be subject to severe penalties. The imposition of any of these penalties could result in a material adverse effect on our ability to conduct our business.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and services or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

Described below is a summary of certain information relating to our shares. This includes brief summaries of certain provisions of our Memorandum and Articles of Association, as currently in effect, and where relevant to the description of our shares, the Companies Ordinance (Chapter 32 of the laws of Hong Kong) (the “Companies Ordinance”). As this is a summary, it does not contain all the information that may be important to you. You should therefore read our full Memorandum and Articles of Association, filed as Exhibit 3.1 to this Form F-3, if you would like additional or more detailed information.

There are currently no foreign exchange control restrictions imposed by Hong Kong law which affect us. There are currently no foreign exchange control restrictions on our ability to transfer funds into and out of Hong Kong or to pay dividends to United States residents who are holders of the ADSs.

General

We were incorporated in Hong Kong on November 2, 1998 under the Companies Ordinance. As a company incorporated in Hong Kong, we are registered with the Hong Kong Companies Registry as company number 658375. As of the date hereof, we had a paid-up share capital of 122,098,018 ordinary shares, with a nominal value of HK$0.27595 each. As of the date hereof, we have issued and outstanding 122,098,018 ordinary shares and none of our preference shares. There are no restrictions, either pursuant to our Articles, or pursuant to the current laws of Hong Kong, on the rights of non-residents of Hong Kong or foreign persons to hold or exercise voting rights with respect to our ordinary shares.

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Our ordinary shares are traded as American Depositary Shares (“ADSs”), each representing 50 ordinary shares, which are listed on the NASDAQ Global Select Market and the shares are registered under Section 12(g) of the Exchange Act. Shares underlying the ADSs are held by JPMorgan Chase Bank N.A., as depositary, and holders of ADSs will not be treated as holders of the shares.

We are a holding company with no material operations of our own and incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. Our primary operations are in Hong Kong and in the Peoples Republic of China. Our operations in Hong Kong are through directly owned subsidiaries. Our operations in the PRC are through operating entities established in the PRC that are variable interest entities, collectively, the VIEs. Due to PRC legal restrictions on foreign ownership in certain finance and internet-related businesses we do not have any equity ownership of our VIEs. Instead we control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares offered in this prospectus are shares of our Hong Kong holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “Corporate Structure” on page 53. See also “Risk Factors - Risks Related to our VIE Agreements” and “Risk Factors - Risks Related to our Corporate Structure” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Ordinary Shares

Preemptive Rights

The shareholders of China Finance have preemptive rights under the Hong Kong Companies Ordinance (Cap. 622 of the Laws of Hong Kong), but the general mandate granted by shareholders to the directors annually gives the directors the power to allot shares other than on a preemptive basis.

Type and Class of Securities

The ordinary shares of China Finance have no par value. Whilst our memorandum of association (which is treated by the Hong Kong Companies Ordinance as being part of our articles of association (the “Articles”)) states that our ordinary shares have a nominal value, the Hong Kong Companies Ordinance treats the shares of a Hong Kong company as having no nominal value, and thus construes such provisions in our Articles as referring to shares without a nominal value.

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Rights of the Ordinary Shares

Dividend

The holders of our ordinary shares are entitled to such dividends as may be declared at any general meeting of our shareholders by ordinary resolution (which is a resolution passed by a majority of our shareholders who attend in person or by proxy and vote at a meeting of shareholders), or to such interim dividends as may be declared by our board of directors. Upon the recommendation of our board of directors, a dividend may be satisfied wholly or in part by the allotment of new shares credited as fully paid, or by a distribution of specific assets.

Voting Right

Under the Hong Kong Companies Ordinance, there are two types of shareholder resolutions: an ordinary resolution, which requires approval by a simple majority of those shareholders who attend (in person or by proxy) and vote at a meeting of shareholders; or a special resolution, which requires approval by a 75% majority of such shareholders. Generally, special resolutions, as provided by the Hong Kong Companies Ordinance and our Articles, are reserved for the more significant corporate matters, of which there is only a limited list of items. All other matters are subject to approval by ordinary resolution.

Unless any shares have special terms as to voting, on a show of hands every member who is present in person at a general meeting shall, have one vote, and on a poll, every member who is present in person or by proxy shall have one vote, for every fully paid share of which he is the holder. Our Articles set out the circumstances in which a poll can be demanded.

Transfer

Subject to all applicable laws, including, without limitation, U.S. securities laws, the Nasdaq Rules, and the rules and regulations of any other applicable securities exchange, and to such of the restrictions of our Articles as may be applicable, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual form, or such other form as our board of directors may approve. The instrument of transfer of a share shall be signed by or on behalf of both the buyer and the seller of that share. Except as provided in the paragraph above, our board of directors may also decide, either generally or in any particular case, upon request by either the buyer or seller of shares to accept mechanically signed transfers. The seller shall be deemed to remain the holder of the share until the name of the buyer is entered into our register in respect of that share.

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Our board of directors may in its absolute discretion and without giving any reason, decline to register any transfer of any share which is not a fully paid share or if the transfer is not in compliance with the transfer procedures set forth in our Articles.

If our board of directors declines to register a transfer of any share, we must send to the seller and the purchaser notice of the refusal within twenty-one days after the date on which the instrument of transfer was lodged with us.

Redemption

Subject to the Hong Kong Companies Ordinance and to any special rights conferred on the holders of any shares or class of shares, any shares may, with the sanction of a special resolution, be issued on terms that they are, at the option of the Company or the shareholder, are liable, to be redeemed.

Requirements for Amendments

Subject to the Hong Kong Companies Ordinance, the special rights for the time being attached to any class of shares (including but not limited to preference shares) for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall apply, but so that (i) the necessary quorum shall be one or more persons holding or representing by proxy not less than one-third in paid up value of the issued shares of the class, (ii) every holder of shares of the class shall be entitled on a poll to one vote for every share held by him, and (iii) any holder of shares of the class present in person or by proxy may demand a poll. These provisions also apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such shares formed a separate class.

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Limitations on the Rights to Own Shares

There are no restrictions, either pursuant to the Articles, or pursuant to the current laws of Hong Kong, on the rights of non-residents of Hong Kong or foreign persons to hold or exercise voting rights with respect to our ordinary shares.

Provisions Affecting Any Change of Control

The Articles include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change in control transactions, including, among other things, the following:

●	Our Articles provide for a staggered board, which means that half of the directors for the time being (excluding our chief executive officer) or if their number is not a multiple of two, then the whole number nearest to but not exceeding one-half, who have been longest in office since their last election, shall retire from office by rotation at every annual general meeting and the retiring directors shall be eligible for re-election. Our chief executive officer will at all times serve as a director, and will not be required to retire as a director and to stand for re-election, so long as he remains our chief executive officer. This means that, with our staggered board, at least two consecutive annual general meetings, instead of one, are generally required in the normal course to effect a change in a majority of our directors, making it more difficult for any potential acquirer to take control of our board in a relatively short period of time, which may discourage contests for the election of our directors and purchases of substantial blocks of our shares.

●	Hong Kong law permits shareholders of a company to remove directors by ordinary resolution. Our Articles require any shareholder who wishes to remove a director by a resolution passed at a general meeting to give us advance notice in writing of the intention at least 120 days before the meeting at which it is to be proposed, making it more difficult and time consuming for a potential acquirer who has accumulated substantial voting rights to obtain control of our board by removing opposing directors.

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●	Our Articles provide that our board can have no less than five and not more than nine directors. Our board currently has five directors. Any increase in the maximum number of directors on our board beyond nine directors can only be accomplished by special resolution of the shareholders to amend our Articles. These restrictions can make it more difficult for a potential acquirer who has accumulated a majority of our shares to take control of us by promptly increasing the size of our board and appointing new directors that are its nominees.

●	Hong Kong does not have merger laws that permit Hong Kong companies (other than within the same group) to merge in the same way as U.S. companies could in the United States. However, the Hong Kong Companies Ordinance has provisions that facilitate an arrangement or compromise between a company and its shareholders and/or creditors. The arrangement or compromise must be approved by a majority in number of each class of shareholders (unless the court orders otherwise) and/or creditors (as appropriate) with whom the arrangement or compromise is to be made, representing at least 75% of the voting rights of each such class of shareholders or creditors in value that are present and voting either in person or by proxy at meetings ordered by the High Court of Hong Kong. The arrangement or compromise is not effective unless sanctioned by the High Court of Hong Kong after approval by shareholders or creditors and the court order has been registered by the Registrar of Companies.

●

Our shareholders have authorized our board of directors, without any further action by shareholders, to issue additional shares. Under Hong Kong law, the authority granted by our shareholders will remain valid until the conclusion of the next annual general meeting, or the time when our next annual general meeting is required to be held. For as long as this approval remains effective, or is renewed, our board of directors will have the power to issue additional ordinary shares (including ordinary shares represented by ADSs) and preference shares on a non-preemptive basis without any further authorization from the shareholders.

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Ownership Threshold

There are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed. Shareholders will, however, be required to disclose shareholder ownership in accordance with applicable laws and regulations.

Differences between Hong Kong corporate law and Delaware corporate law

Hong Kong laws differ in some respects from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of significant differences between the Companies Ordinance, which applies to us, and laws applicable to Delaware corporations.

Dividends

Under Hong Kong law, a company may only pay dividends out of profits available for distribution, being its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year.

Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the capital of the company is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Mergers and similar arrangements

As mentioned above, Hong Kong does not have merger laws that permit Hong Kong companies (other than within the same group) to merge in the same way that Delaware corporations can. However, the Hong Kong Companies Ordinance has provisions that facilitate an arrangement or compromise between a company and its shareholders and/or creditors subject to the approval requirements described above.

A potential acquirer of our shares may make a takeover offer for all our shares (other than those already held by the offeror at the date of the offer). Under the Hong Kong Companies Ordinance, a potential offeror who acquires at least 90% of our shares to which the offer relates (not including shares held by the acquirer) has the right to compulsorily acquire the remaining shares to which the offer relates.

If the takeover offer described above is successful, dissenting or non-accepting shareholders will have no rights comparable to appraisal rights, which may otherwise ordinarily be available to dissenting or non-accepting shareholders of Delaware corporations, which would provide rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ suits

Hong Kong law does not provide for the availability of class action suits of the kind that may be recognized by the U.S. courts. The Hong Kong Companies Ordinance permits a derivative action to be brought with the leave of the court, by a member, or an associated company, of the company, on its behalf, if misconduct has been committed against the company. Moreover, professional conduct rules applicable to Hong Kong lawyers prohibit contingency fee arrangements, which are arrangements under which a lawyer or law firm agrees to charge legal fees only if the lawsuit is successful. Shareholders’ suits against a Hong Kong company or its directors can therefore be more difficult and costly for a minority shareholder to commence and maintain in Hong Kong, than in the U.S.

Shareholder proposals

Under Hong Kong law, a company which has received a written resolution with a request for circulation from members entitled to vote on the resolution holding not less than 5% of the total voting rights of all such members (or a lower percentage specified in the company’s articles), is required to circulate the resolution proposed as a written resolution to its members.

The directors of a company are required to call a general meeting of the company if they receive a request to do so from members holding not less than 5% of the total voting rights of all members having a right to vote at general meetings. If the directors fail to call the meeting, the members who requested the meeting, or any of them representing 50% of the total voting rights of all of them, may themselves call the general meeting.

Unless provided in the company’s certificate of incorporation or by-laws, Delaware law does not restrict the manner in which stockholders may bring business before a shareholders meeting.

Approval of corporate matters by written consent

Hong Kong law provides that anything that may be done by a resolution passed at a general meeting of a company may be done, without a meeting and without any previous notice being required, by a written resolution of the members of the company. However, this provision does not apply to (a) a resolution removing an auditor, or (b) a resolution removing a director, in either case, before the end of the term of office.

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Delaware law permits stockholders to take action by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Calling of special shareholders’ meetings

The Hong Kong Companies Ordinance gives the board of directors of a company the power to call a shareholders meeting. In addition, as mentioned above, the directors of a company are required to call a general meeting of the company if they receive a request to do so from shareholders holding not less than 5% of the total voting rights of all members having a right to vote at general meetings of a company. If the directors fail to call the meeting, the shareholders who requested the meeting, or any of them representing 50% of the total voting rights of all of them shares, may themselves call a general meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders.

Cancellation of resolutions by the court

The Companies Ordinance provides that if a resolution is approved for:

(i)	an alteration to the company’s objects;
(ii)	a reduction of the company’s share capital; or
(iii)	a payment for a share redemption or buy-back of shares by the company out of its capital,

in the case of (i), the holders of at least 5% in aggregate of the number of the issued shares in the company, and in the case of (ii) and (iii), any shareholder who did not consent to or vote in favour of the resolution, and any creditor, will have the right to apply to the court to have the resolution cancelled, and the court has the power to cancel the resolution on any terms and conditions it thinks fit.

Delaware law does not explicitly provide for such rights. A corporation’s board of directors may ratify one or more defective corporate acts by adopting resolutions setting forth the defective corporate act to be ratified, the date on which that act occurred, the reason why it is defective and that the board has approved the ratification of the defective corporate act or acts. A stockholder vote also is required to ratify the defective act if such a vote was required either at the time of the defective corporate act or at the time the board adopts the resolutions ratifying such act. Delaware law also provides for court involvement and allows a corporation, on an ex parte basis, to request that the court determine the validity of any corporate act (defective or not) or transaction and any stock, rights or options to acquire stock, while conferring substantial discretion and flexibility upon the court to validate certain corporate acts.

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Staggered board of directors

The Hong Kong Companies Ordinance does not contain statutory provisions specifically mandating staggered board arrangements for a Hong Kong company. Such provisions, however, may validly be provided for in a company’s articles of association and in fact, our Articles provide for a staggered board.

Delaware law permits corporations to have a staggered board of directors.

Cumulative voting

The Hong Kong Companies Ordinance does not specifically prohibit or restrict the creation of cumulative voting rights for the election of directors of a company. Under our Articles of Association, directors are elected by ordinary resolution of all shareholders having a right to vote at general meetings, and who attend and vote at a general meeting in person or by proxy, and there are no cumulative voting rights.

Under Delaware law, cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation.

Changes in Capital

Our Company may from time to time increase its capital by the issue of new shares.

American Depositary Shares

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this description. You should consult with your broker or financial institution to find out what those procedures are.

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As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Hong Kong law governs shareholder rights. The depositary or its nominee will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights.

The following is a summary of the general terms and provisions of the Second Amended and Restated Deposit Agreement (the “Deposit Agreement”) under which the Depositary will deliver the American Depositary Shares (“ADSs”). The Deposit Agreement is among us, J.P. Morgan Chase Bank, N.A. (the “Depositary”), as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the Deposit Agreement, which we have filed with the SEC as an exhibit to the Form F-6 filed on December 27, 2019. You may also read the Deposit Agreement at the corporate trust offices of J.P. Morgan Chase Bank, N.A. The principal executive office of the Depositary and its corporate trust office is currently located at 383 Madison Avenue, Floor 11, New York, NY 10179, United States.

American Depositary Shares

The Company’s ordinary shares are listed on the NASDAQ in the form of ADSs, evidenced by American Depositary Receipts (“ADRs”) and traded under the symbol “JRJC”. Each ADR represents 50 ordinary shares.

Voting Rights

As soon as practicable after receipt from the Company of notice of any meeting at which the holders of ordinary shares are entitled to vote or solicitation of consents or proxies of holders of ordinary shares or other deposited securities, the Depositary will distribute to holders a notice stating (a) final information particular to such vote and meeting and any solicitation materials, (b) that each holder on the record date set by the Depositary will, subject to any provisions of the law of Hong Kong, Special Administrative Region of the People’s Republic of China, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such holder’s ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.

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Following actual receipt by the ADR department responsible for proxies and voting of holders’ instructions, the Depositary shall endeavor, insofar as practicable and permitted under the provisions of or governing deposited securities, to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any deposited securities.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the holders a notice that provides holders with or otherwise publicizes to holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

Share Dividends and Other Distributions

Subject to paragraphs 4 (Certain Limitations to Registration, Transfer etc.) and 5 (Liability for Taxes, Duties and other Charges) of the form of ADR, to the extent practicable, the Depositary will distribute to each ADR holder entitled thereto on the record date set by the Depositary therefor at such ADR holder’s address shown on the ADR Register, in proportion to the number of deposited securities (on which the following distributions on deposited securities are received by the custodian) represented by ADSs evidenced by such holder’s ADRs:

(a) Cash: Any US dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in paragraph 10 (Distributions on Deposited Securities) of the form of ADR, on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain holders, and (iii) deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to US dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or US dollars to the US by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

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(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any ordinary shares available to the Depositary resulting from a dividend or free distribution on deposited securities consisting of ordinary shares (a “Share Distribution”) and (ii) US dollars available to it resulting from the net proceeds of sales of ordinary shares received in a Share Distribution, which ordinary shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional ordinary shares or rights of any nature available to the Depositary as a result of a distribution on deposited securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any US dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on deposited securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any US dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.

The Depositary will distribute US dollars by checks drawn on a bank in the US for whole dollars and cents (any fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current policies), pursuant to paragraph 10 (Distributions on Deposited Securities) of the form of ADR.

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Deposit, Withdrawal and Cancellation

Subject to the provisions of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the transfer office only against deposit of: (i) Shares in a form satisfactory to the custodian; or (ii) rights to receive shares from the Company or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the laws, rules and regulations of the United States, including, but not limited to, the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder.

Subject to paragraphs 4 (Certain Limitations to Registration, Transfer etc.) and 5 (Liability for Taxes, Duties and other Charges) of the form of ADR, upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the transfer office or (ii) proper instructions and documentation in the case of a direct registration ADR, the holder is entitled to delivery at, or to the extent in dematerialized form from, the custodian’s office of the deposited securities at the time represented by the ADSs evidenced by the ADR. At the request, risk and expense of the holder, the Depositary may deliver such deposited securities at such other place as may have been requested by the holder. Notwithstanding any other provision of the deposit agreement or the ADR, the withdrawal of deposited securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act.

All ADRs surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices.

Reclassification, Recapitalizations and Mergers

Subject to paragraphs 4 (Certain Limitations to Registration, Transfer etc.) and 5 (Liability for Taxes, Duties and Other Charges) of the form of ADR, the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend the ADR or distribute additional or amended ADRs (with or without calling the ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distribution or other distribution not distributed to holders or any cash, securities or property available to the Depositary in respect of deposited securities from (and the Depositary is authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company.

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To the extent the Depositary does not so amend the ADR or make a distribution to holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by the ADR shall automatically represent its pro rata interest in the deposited securities as then constituted.

Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to holders in accordance with the provisions of the form of ADR. Upon receipt of such instruction, the Depositary shall give notice to the holders in accordance with the terms thereof, as soon as reasonably practicable.

Amendment and Termination

Subject to the last sentence of paragraph 2 (Withdrawal of Deposited Securities) of the form of ADR, the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of holders or beneficial owners, shall become effective 30 days after notice of such amendment shall have been given to the holders. Every holder or beneficial owner of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders, shall be deemed not to prejudice any substantial rights of holders or beneficial owners. In addition, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders or within any other period of time as required for compliance.

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The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the ADR by mailing notice of such termination to the holders at least 30 days prior to the date fixed in such notice for such termination, subject to the provisions of paragraph 17 (Termination) of the form of ADR. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADR, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADR, except for to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

Limitation on Obligations and Liability to ADR Holders

Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph 2 (Withdrawal of Deposited Securities) of the form of ADR, the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of paragraph 4 (Certain Limitations to Registration, Transfer etc.) of the form of ADR, the Company, the Depositary or the Custodian may require:

(a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charges, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph 7 (Charges of Depositary) of the form of ADR;

(b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and the ADR, as it may deem necessary or proper; and

(c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph 2 (Withdrawal of Deposited Securities) of the form of ADR, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

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The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall: (i) incur no liability to holders or beneficial owners (A) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Hong Kong Special Administrative Region of the People’s Republic of China, the People’s Republic of China (including the Hong Kong Special Administrative Region, of the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph 12 (Voting of Deposited Securities) of the form of ADR), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (ii) not incur or assume any liability to holders or beneficial owners except to perform its obligations to the extent they are specifically set forth in the ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners; (iii) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, ADSs or the ADR; (iv) in the case of the Company and its agents be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (v) not be liable to holders or beneficial owners for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any holder, any other person believed by it to be competent to give such advice or information, or in the case of the Depositary only, the Company. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

The Depositary, its agents and the Company may rely on and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform holders or any other holders of an interest in any ADSs about the requirements of law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary and its agents have agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities Act is intended by any provision of the form of ADR.

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Books of Depositary

The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian, at the transfer office, on SEC’s website, or upon request from the Depositary (which request may be refused by the Depositary at its discretion).

DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

Pursuant to the current laws of Hong Kong and our Articles, we may issue warrants for the purchase of ordinary shares or units. Warrants may be issued independently or together with ordinary shares or units and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
●	the price at which the securities purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the number of ordinary shares or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares or units, holders of the warrants will not have any of the rights as holders of the ordinary shares or units purchasable upon exercise.

DESCRIPTION OF UNITS WE MAY OFFER

Pursuant to the current laws of Hong Kong and our Articles, we may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

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TRANSFER AGENT

The transfer agent for our ordinary shares is KWM Corporate Services Limited, Tel:+852 3443 8391.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and Hong Kong law will be passed upon for us by Oldham, Li & Nie. Certain legal matters relating to United States law will be passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, United States.

EXPERTS

The consolidated financial statements as of December 31, 2020 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China. There may be perceived disadvantages for investors that accompany incorporation in the Hong Kong, which may include the fact that Hong Kong has a differently developed body of securities laws as compared to the United States, providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

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An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a Hong Kong or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in Hong Kong of judgments obtained in the United States, although the courts of Hong Kong will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether Hong Kong courts would be competent to hear original actions brought in Hong Kong against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our Articles and by the Hong Kong Companies Ordinance and the common law of Hong Kong. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Hong Kong law are to a large extent governed by the common law of Hong Kong and the relevant company law, court procedures and other relevant regulation. The common law of Hong Kong is derived in part from comparatively limited judicial precedent in Hong Kong as well as from English common law, which has persuasive, but not binding, authority on a court in Hong Kong. The rights of our shareholders and the fiduciary responsibilities of our directors under Hong Kong law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, Hong Kong has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, Hong Kong companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

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Oldham, Li & Nie, our counsel as to Hong Kong law, have advised us that there is uncertainty as to whether the courts of Hong Kong would:

(i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Oldham, Li & Nie has further advised us that the United States and Hong Kong do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in Hong Kong. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i) the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii) the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii) the judgment was not procured by fraud;

(iv) recognition or enforcement of the judgment in Hong Kong would not be contrary to public policy; and

(v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A Hong Kong court may impose civil liability on us or our directors or officers in a suit brought in the courts of Hong Kong against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Hong Kong law.

We have appointed CT Corporation as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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Part II

Information Not Required in the Prospectus

Item 8. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the following provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Under the Hong Kong Companies Ordinance (the “Ordinance”) a company may indemnify and purchase insurance for any director or officer of the company. In accordance with the Ordinance, however, directors and officers are not indemnified against any liability arising out of negligence, default, breach of duty or breach of trust with respect to the company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in the director’s or officer’s favor, or in which the director or officer is acquitted, or in connection with any application in which relief is granted to the director or officer by the court pursuant to the Ordinance from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

Pursuant to our Articles, we have agreed to indemnify our directors and officers, to the extent permitted by Hong Kong law, against certain liabilities and expenses incurred by such persons in successfully defending claims against them in their capacity as a director or officer of the Company. In addition, we maintain a Director’s and Officer’s Insurance Policy and our officers and directors are covered by this insurance (with certain exceptions and limitations) that indemnifies them against losses for which we grant them indemnification and for which they become legally obligated to pay on account of claims made against them for “wrongful acts” committed before or during the policy period.

II-1

Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement or Placement Agent Agreement*

3.1	Amended and Restated Memorandum and Articles of Association of China Finance Online Co. Limited (incorporated by reference to Exhibit 3.1 from our Registration Statement on Form F-1 (File No. 333-119166) filed with the Securities and Exchange Commission on October 4, 2004)

2.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 from our Registration Statement on Form F-1 (File No. 333-119166) filed with the Securities and Exchange Commission on September 21, 2004)

2.2

Specimen American Depositary Receipt of China Finance Online Co. Limited (Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-119530) filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares on October 5, 2004

2.4

Form of Second Amended and Restated Deposit Agreement, among China Finance Online Co. Limited, JPMorgan Chase Bank, N.A., as Depositary, and all holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to the Registrant’s Registration Statement on Form F-6 (File 333-188778), filed on December 27, 2019 and incorporated herein by reference) (File No. 333-188778)

2.5	Form of Amendment No. 1 to Second Amended and Restated Deposit Agreement, among China Finance Online Co. Limited, JPMorgan Chase Bank, N.A., as Depositary, and all holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to the Registrant’s Registration Statement on Form F-6 (File 333-188778), filed on May 22, 2020 and incorporated herein by reference) (File No. 333-188778)

4.1	Form of Certificate of Designation of Preference Shares*

4.2	Form of Warrant Agreement*

4.3	Form of Warrant Certificate*

4.4	Form of Unit Agreement*

4.6	Form of Unit*

5.1	Opinion of Oldham, Li & Nie, Hong Kong**

23.1	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP, Independent Registered Public Accounting Firm **

23.2	Consent of Oldham, Li & Nie, Hong Kong (included in Exhibit 5.1)**

24.1	Power of Attorney (Set forth on Signature Page of Registration Statement)**

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, as applicable.
**	Filed herewith.

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Item 10. Undertakings

Rule 415 Offerings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Determining Liability

(i) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peoples’ Republic of China on September 30, 2021.

CHINA FINANCE ONLINE CO. LIMITED

By:	/S/ Zheng James Chen
Zheng James Chen,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Zheng James Chen and Ying Zhu, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ Zheng James Chen	Chairman of the Board and Chief Executive Officer	September 30, 2021
Zheng James Chen	(Principal Executive Officer)

/S/ Ying Zhu	Chief Financial Officer and Director	September 30, 2021
Ying Zhu	(Principal Financial and Accounting Officer)

/S/ Jingming Zhao	Director	September 30, 2021
Jingming Zhao

/S/ Xin Yue Jasmine Geffner	Director	September 30, 2021
Xin Yue Jasmine Geffner

/S/ Frank J. Mitsch	Director	September 30, 2021
Frank J. Mitsch

/S/ Haimin Xu	Director	September 30, 2021
Haimin Xu
/S/ James Chen	Agent for Service of Process	September 30, 2021
James Chen

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